UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a‑11(c) or Rule 14a‑12
CAPITAL SOUTHWEST CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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5400 LBJ Freeway, Suite 1300 Dallas, TX 75240 214.238.5700 www.capitalsouthwest.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 31, 2019
To the Shareholders of Capital Southwest Corporation:
The 2019 Annual Meeting of Shareholders of Capital Southwest Corporation (“Capital Southwest”) will be held on July 31, 2019, at 9:00 a.m., Dallas time (the “Annual Meeting”). We will hold our Annual Meeting in the Madison Conference Room, Hilton Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas 75240. The purpose of this meeting is for our shareholders to consider and vote to:

1.	Elect six directors to serve until the 2020 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2.	Approve an amendment to our Articles of Incorporation to change from a super-majority to a simple majority voting requirement for amendments our Articles of Incorporation;

3.	Approve an amendment to our Articles of Incorporation to change from a super-majority to a simple majority voting requirement for approval of sale or merger of the Company;

4.	Approve an amendment to our Articles of Incorporation to change from a super-majority to a simple majority voting requirement for removal of a director for “cause”;

5.	Approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock;

6.	Approve, on an advisory basis, the compensation of our named executive officers;

7.	Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020; and

8.	Transact such other business as may properly come before the Annual Meeting.

Capital Southwest's board of directors recommends you vote “FOR” each of its seven proposals.
Shareholders of record at the close of business on June 3, 2019 are entitled to receive notice and to vote at the Annual Meeting.
Your vote is very important. Accordingly, please vote or authorize a proxy to vote, whether or not you plan to attend the Annual Meeting. You may vote or authorize your proxy to vote by (1) mail by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope we have provided; (2) Internet at www.proxyvote.com; (3) phone by calling 1‑800‑690‑6903; or (4) attending the Annual Meeting and voting in person.
If you hold your shares through a broker, bank or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and are a "shareholder of record" (i.e. you hold shares directly with Capital Southwest or with our transfer agent, American Stock Transfer & Trust Company), no further action is required. This Notice of Annual Meeting, the Proxy Statement, proxy card and any accompanying proxy materials are first being mailed to shareholders of record on or about June 14, 2019.
Thank you for your support of Capital Southwest Corporation.

By Order of the Board of Directors

Michael S. Sarner
Chief Financial Officer,
Chief Compliance Officer, Secretary
and Treasurer
June 14, 2019
Dallas, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JULY 31, 2019.

The Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 (the “Annual Report”) are available online at www.proxyvote.com. This Proxy Statement and the Annual Report can also be found on our website www.capitalsouthwest.com under the “SEC Filings” tab or on the SEC’s EDGAR website at www.sec.gov.
The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the Annual Meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the Annual Meeting and voting in person.

If you have questions about the Annual Meeting or other information related to the proxy solicitation, you may contact Georgeson, the Company's proxy solicitor, at the address and telephone number listed below.
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
(888) 293-6812

PROXY STATEMENT
2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 31, 2019
GENERAL INFORMATION
We are furnishing you this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Capital Southwest Corporation, a Texas corporation (the “Company,” “Capital Southwest,” “we,” “us,” or “our”). This Proxy Statement addresses the items of business for the 2019 Annual Meeting of Shareholders of Capital Southwest (the “Annual Meeting”) to be held on July 31, 2019 or any postponement or adjournment thereof. We will hold the Annual Meeting at 9:00 a.m., Central time in the Madison Conference Room, Hilton Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas 75240. The Notice of Annual Meeting, this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 (the “Annual Report”), the proxy card and any accompanying proxy materials are being mailed to shareholders on or about June 14, 2019.
We encourage you to vote your shares by attending the Annual Meeting, by telephone, through the Internet, or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the enclosed proxy card, or authorize your proxy by telephone or through the Internet, and the Company receives your vote in time for voting at the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR other matters listed in the accompanying Notice of Annual Meeting of Shareholders in accordance with the recommendation of the Board.
PROPOSALS TO BE VOTED ON
At the Annual Meeting, you will be asked to vote on the following seven proposals:

•	Proposal 1: Elect six directors to serve until the 2020 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

•
Proposal 2: Approve an amendment to our Amended and Restated Articles of Incorporation (the "Charter") to change from a super-majority to a simple majority voting requirement for amendments to the Charter;

•	Proposal 3: Approve an amendment to the Charter to change from a super-majority to a simple majority voting requirement for approval of sale or merger of the Company;

•	Proposal 4: Approve an amendment to the Charter to change from a super-majority to a simple majority voting requirement for removal of a director for "cause";

•	Proposal 5: Approve an amendment to the Charter to increase the number of authorized shares of common stock;

•	Proposal 6: Approve, on an advisory basis, the compensation of our named executive officers; and

•	Proposal 7: Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.
Our Board recommends that you vote FOR Proposal 1, Proposal 2, Proposal 3, Proposal 4, Proposal 5, Proposal 6 and Proposal 7.
VOTING INFORMATION
Record Date and Who May Vote
Our Board designated the close of business on June 3, 2019 as the record date (the “Record Date”) for determining shareholders entitled to vote at the Annual Meeting. As of the Record Date, we had 17,500,758 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each matter that is voted on at the Annual Meeting.
If you are a “shareholder of record” (i.e., you hold shares directly with Capital Southwest or with our transfer agent, American Stock Transfer & Trust Company) as of the Record Date, you may vote your shares by (1) attending the Annual Meeting and voting your shares, (2) submitting a completed, signed, and dated proxy card, or (3) voting through the Internet or by telephone.

Specific instructions to be followed by shareholders of record interested in voting via the Internet or by telephone are shown on the enclosed proxy card.
If your shares are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with the enclosed voting instruction form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of common stock on your behalf without your instructions. A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal. Brokers, banks and other nominees will not have discretionary authority to vote on the proposals with respect to the election of directors (Proposal 1), amendments to the Charter (Proposals 2-4), and the advisory vote on executive compensation (Proposal 6); however, brokers, banks and other nominees will have discretionary authority to vote on the proposals to amend the Charter to increase the number of authorized shares of common stock (Proposal 5) and to ratify the appointment of RSM US LLP (Proposal 7). Shareholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein.
If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. Depending upon your broker or custodian, you may be able to vote either by telephone or through the Internet.  Please refer to the enclosed instruction form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed proxy card.
Voting by Internet, by Phone, by Mail or In Person
If your shares are held directly in your name, you may vote or authorize a proxy to vote using any of the following methods:

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By Internet: Go to www.proxyvote.com and use the Internet to transmit your voting instructions by electronic delivery of information until 11:59 p.m. Eastern Time on July 30, 2019. Have your proxy card in hand when you access the website and follow the instructions.

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By Phone: Call 1‑800‑690‑6903 on any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on July 30, 2019. Have your proxy card in hand when you call and follow the instructions.

•	By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your shares according to your directions.

•
In Person: You may vote shares held directly in your name in person at the Annual Meeting. If you want to vote shares that you hold in “street name” at the Annual Meeting, you must request a legal proxy from your broker, bank or other nominee.

If you sign, date and return your proxy card but do not make any selection on the proxy card, in accordance with the recommendations of the Board, the proxy holders named on your proxy card will vote your shares FOR the proposals to: (1) elect each of the director nominees, (2) amend the Charter to change from a super-majority to simple majority voting requirement for amendments to the Charter, (3) amend the Charter to change from a super-majority to simple majority voting requirement for approval of sale or merger of the Company, (4) amend the Charter to change from a super-majority to simple majority voting requirement for removal of a director for "cause", (5) amend the Charter to increase the number of authorized shares of common stock, (6) approve, on an advisory basis, the compensation of our named executive officers, and (7)  ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.

If your shares are held in street name, these proxy materials are being forwarded to you by your account holder, along with voting instructions. As the beneficial owner, you have the right to direct your account holder how to vote your shares, and the account holder is required to vote your shares in accordance with your instructions. In addition, as the beneficial owner of shares, you are entitled to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the account holder of your shares.

You may receive more than one proxy statement and proxy card or voting instructions form if your shares are held through more than one account (e.g., through different account holders). Each proxy card or voting instructions form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you must provide voting instructions as to all your accounts to vote all your shares.

Confidentiality
Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the votes have access to your card.
If you are a "shareholder of record," you may revoke a proxy or change your vote at any time before the Annual Meeting by any of the following methods:

•	sending a written revocation to our Secretary at our principal executive office;

•	authorizing your proxy through the Internet or by telephone;

•	executing and submitting a later-dated proxy card; or

•	voting in person at the Annual Meeting.

Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the Annual Meeting will be able to verify your latest vote.

For shares held in street name, you should follow the instructions in the voting instructions form provided by the account holder to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting.

Quorum and Adjournment
The Annual Meeting will be held only if a quorum is present. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and “broker non-votes” will be treated as shares present for determining whether a quorum is established. A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares in on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal.
If a quorum is not present at the Annual Meeting, the shareholders who are represented may adjourn the Annual Meeting until a quorum is present. Such adjournment will be permitted if approved by the holders of a majority of the shares represented in person or by proxy at the Annual Meeting, whether or not a quorum is present. Abstentions and “broker non-votes” will not be counted as votes cast on such adjournment and will have no effect on the adjournment vote.
Vote Required; How Votes Are Counted
All votes will be tabulated by the inspectors of election appointed for the Annual Meeting, who will separately tabulate affirmative votes, negative votes and abstentions. Shareholders may not cumulate their votes on any proposals.
Assuming a quorum is present at the Annual Meeting, the following votes are required to approve each proposal:

Proposal	Vote Required
Proposal One: Election of Directors
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required for the approval of this proposal. Abstentions and “broker non-votes”  will not be included in determining the number of votes cast and, as a result, do not affect the outcome.

Proposal Two: Amendment to the Charter to Change from a Super-Majority to a Simple Majority Voting Requirement for Amendments to the Charter
The affirmative vote of the holders of at least two-thirds of outstanding shares as of the Record Date is required for the approval of this proposal.  Because the vote on the proposal is based on the total number of shares outstanding, abstentions and “broker non-votes” will have the same effect as voting “against” the proposal.

Proposal Three: Amendment to the Charter to Change from a Super-Majority to a Simple Majority Voting Requirement for Approval of Sale or Merger of the Company
The affirmative vote of the holders of at least two-thirds of outstanding shares as of the Record Date is required for the approval of this proposal.  Because the vote on the proposal is based on the total number of shares outstanding, abstentions and “broker non-votes” will have the same effect as voting “against” the proposal.

Proposal Four: Amendment to the Charter to Change from a Super-Majority to a Simple Majority Voting Requirement for Removal of a Director for "Cause"
The affirmative vote of the holders of at least two-thirds of outstanding shares as of the Record Date is required for the approval of this proposal.  Because the vote on the proposal is based on the total number of shares outstanding, abstentions and “broker non-votes” will have the same effect as voting “against” the proposal.

Proposal Five: Amendment of the Charter to Increase the Number of Authorized Shares of Common Stock
The affirmative vote of the holders of at least two-thirds of outstanding shares as of the Record Date is required for the approval of this proposal.  Because the vote on the proposal is based on the total number of shares outstanding, abstentions will have the same effect as voting “against” the proposal. Because brokers will have discretionary authority to vote for this proposal in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.

Proposal Six: Advisory Vote on the Compensation of our Named Executive Officers
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers ("NEOs"). Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome. While your vote is advisory and therefore not binding on us, it will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will take into consideration when making future decisions regarding executive compensation.

Proposal Seven: Ratification of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for fiscal year ending March 31, 2020. Abstentions have the same effect as votes cast against the proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.

We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a shareholder vote that comes before the Annual Meeting.
Information regarding this Solicitation
The Company will bear all expenses incurred in connection with the solicitation of proxies for the Annual Meeting, which we expect to conduct primarily by mail. In addition, our executive officers may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this Proxy Statement to you and obtain your voting instructions, for which the Company will reimburse them for reasonable out-of-pocket expenses. Our principal executive office is located at 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240.
The Company has retained Georgeson to assist in the solicitation of proxies at an anticipated cost of approximately $9,500, plus reimbursement of certain expenses and fees for additional services requested. The Company anticipates that the aggregate expenses relating to the solicitation of proxies for the Annual Meeting (including expenses relating to Georgeson) will be approximately $25,000.

Questions
If you have any questions about the Annual Meeting, voting or your ownership of our common stock or other information related to the proxy solicitation, you may contact Georgeson, the Company's proxy solicitor, at the address and telephone number listed below.
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
(888) 293-6812

PROPOSAL ONE: ELECTION OF DIRECTORS
At the Annual Meeting, six directors will be elected to serve one-year terms expiring at the 2020 Annual Meeting of Shareholders. Christine S. Battist, David R. Brooks, Jack D. Furst, T. Duane Morgan, William R. Thomas III and Bowen S. Diehl are currently directors and each has been nominated to continue to serve as a director of the Company. The director nominees were selected by the Nominating/Corporate Governance Committee (the "NCG Committee") and approved by the Board for submission to the shareholders. Each director nominee has consented to being named in this Proxy Statement and to serving as a director if re-elected at the Annual Meeting. Accordingly, the Board has no reason to believe that the director nominees will be unable or unwilling to serve.
John H. Wilson will retire from the Board effective as of the date of the 2019 Annual Meeting and, as a result, the Board determined to reduce the size of the Board from seven to six effective as of the date of the Annual Meeting.
Board Composition
The NCG Committee seeks directors with established, strong professional reputations and experience in areas relevant to our investment strategy. Each of the director nominees holds or has held senior executive positions in large, complex organizations and has experience that meets this objective. In these positions, each of the director nominees has also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Each of our director nominees also has experience serving on or advising boards of directors and board committees of other organizations and has an understanding of corporate governance practices and trends.
The NCG Committee also believes that each of the director nominees has other key attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to serve on the Board and its committees. The NCG Committee takes into account diversity considerations in determining the director nominees and planning for director succession and believes that, as a group, the director nominees bring a diverse range of perspectives to the Board’s deliberations.
In addition to the above, the NCG Committee also considered the specific experiences described in the biographical information below in determining to recommend to the Board to approve the nominations of the director nominees for election at the Annual Meeting.
Director Qualifications
The NCG Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to qualities of intellect, integrity and judgment, the consideration of business experience and knowledge, reputation and character, issues of diversity, relevant industry and trade association knowledge and participation, accounting and financial expertise, public company experience, willingness and ability to devote the time and effort required to effectively serve on the Board and relevant legal and regulatory qualifications. The NCG Committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time.
The Board recognizes that its members benefit from service on the boards of other companies. While we encourage that service, we also believe it is critical that directors have the ability to dedicate sufficient time to their service on our Board.
Information about the Director Nominees
For each director nominee, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below. The business address of each director nominee is 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240. No director nominee otherwise serves as a director of an investment company subject to the Investment Company Act of 1940 (the “1940 Act”). There are currently no family relationships among any director, nominee, or executive officer.

Name and Age	Position Held with Company	Year First Elected or Appointed	Principal Occupation
Independent Directors
David R. Brooks (60)	Chairman of the Board	2017	Chairman and Chief Executive Officer of Independent Bank Group, Inc.
	Director	2014
Christine S. Battist (50)	Director	2018	Chief Financial Officer of Avison Young
Jack D. Furst (60)	Director	2014	Founder of Oak Stream Investors
T. Duane Morgan (69)	Director	2012	Former/Retired Senior Vice President of Gardner Denver, Inc.
William R. Thomas III (48)	Director	2014	President of Thomas Heritage Foundation
Interested Director
Bowen S. Diehl (50)	Director, President and Chief Executive Officer	2015	President and Chief Executive Officer of Capital Southwest Corporation

Director Nominee Biographies
Independent Directors
The Board has determined that Ms. Battist and Messrs. Brooks, Furst, Morgan and Thomas are “independent” as defined by the Nasdaq Stock Market Rules and are not “interested persons” for purposes of the 1940 Act.
David R. Brooks will be the Chairman of the Board of Capital Southwest following the Annual Meeting, subject to his re-election. Mr. Brooks is the Chairman of the Board, Chief Executive Officer, and a director of Independent Bank Group, Inc. (NASDAQ: IBTX), a publicly-traded bank holding company with approximately $15 billion in assets. Mr. Brooks previously served on the board of managers of Noel-Levitz, LLC, a large national higher education consulting company. He also previously served on the board of trustees of Houston Baptist University. Mr. Brooks has over 35 years of experience in the financial services industry and previously served as the chief financial officer at Baylor University. Mr. Brooks holds Bachelor and Master degrees in Business Administration from Baylor University. Capital Southwest benefits from Mr. Brooks’ extensive experience in overseeing the operations and growth of a bank holding company, his executive expertise in public and private companies, his significant experience as a director of public and private companies, and his expertise in financial matters.
Christine S. Battist is the Chief Financial Officer of Avison Young, a private commercial real estate services firm. Ms. Battist joined Avison Young in January 2018 and as CFO is responsible for all accounting, finance and strategy activities of the company. Previously, Ms. Battist was the Chief Financial Officer and Treasurer from 2012 to 2016 at Silver Bay Realty Trust Corp. (NYSE: SBY), a public real estate investment trust focused on the acquisition, renovation, leasing and management of single-family properties for rental income and capital appreciation. Prior to this, from 2011 to 2012, Ms. Battist was Managing Director at Two Harbors Investment Corp. (NYSE: TWO), a public real estate investment trust focused on investing, financing and managing residential mortgage-backed securities. From 2007 to 2011, Ms. Battist was Director of Investor Relations at The Mosaic Company (NYSE: MOS), a Fortune 500 agribusiness company. Ms. Battist has over 25 years of experience in the accounting and finance fields, including leading an IPO, secondary offerings, mergers and acquisitions, restructurings, investor relations and establishing finance infrastructure. Ms. Battist holds a Bachelor of Business Administration in Accounting from St. Norbert College and is a Certified Public Accountant in Texas. Capital Southwest benefits from Ms. Battist’s extensive experience and track record of managing accounting, finance and investor relations affairs for public and private companies. In addition, Capital Southwest will benefit from Ms. Battist’s qualification as an “audit committee financial expert” as defined under Item 407 of Regulation S-K.
Jack D. Furst is the founder of Oak Stream Investors, a private investment firm he started in 2008. Mr. Furst has over 25 years of experience in leveraged acquisitions and private investments. He joined HM Capital Partners LLC, a private equity firm, in 1989, the year it was formed (as Hicks, Muse, Tate & Furst, Inc.). Until 2008, he was a partner in HM Capital and was involved in all aspects of the firm’s business, including originating, structuring and monitoring HM Capital’s investments. Prior to joining HM Capital, Mr. Furst served as a Vice President and subsequently a partner of Hicks & Haas from 1987 to 1989. From 1984 to 1986, Mr. Furst was a mergers and acquisitions/corporate finance specialist for The First Boston Corporation in New York. Before joining First Boston, Mr. Furst was a Financial Consultant at Pricewaterhouse Coopers. Mr. Furst received his Bachelor of Science degree with honors from the College of Business Administration at Arizona State University and his Masters of Business Administration degree with honors from the Graduate School of Business at The University of Texas at Austin. Capital Southwest

benefits from Mr. Furst’s senior executive and extensive private equity experience and his significant experience as a director of public and private companies.
T. Duane Morgan is the retired former President of the Engineered Products Group (EPG) of Gardner Denver, a global industrial manufacturer. Under Mr. Morgan, the EPG at Gardner Denver generated $1.1 billion of revenue across four divisions and 22 production facilities in the US, China, Germany, UK and Sweden. He spent almost 10 years with Gardner Denver until it was sold to Kohlberg Kravis Roberts (KKR) in July 2013 for $3.9 billion. Following the sale, Mr. Morgan continued as a Senior Vice President of Gardner Denver and advisor to KKR through July 2014, advising on matters including operational transition and strategy, as well as making presentations to ratings agencies that resulted in favorable financing for KKR and the new company. Prior to Gardner Denver, Mr. Morgan spent 20 years with Cooper Cameron, serving as President or Vice President of several of Cooper Cameron’s major divisions. Mr. Morgan also serves on the board of SACHEM, Inc., a privately-held specialty chemical company. Mr. Morgan holds a Bachelor of Science in Mathematics from McNeese State University and a Masters of Business Administration from Louisiana State University. He served as an Army Air Defense Artillery Officer in South Korea. Mr. Morgan is a National Association of Corporate Directors (“NACD”) Governance Fellow. Capital Southwest benefits from Mr. Morgan’s track record, spanning decades, of successful executive leadership through multiple economic cycles.
William R. Thomas III is a private investor who provides leadership for, and invests in, organizations that create financial return, social impact or both. He has served as President of the Thomas Heritage Foundation since 2008, a nonprofit and grant-making corporation. He manages personally and on behalf of Thomas Heritage Partners, Ltd. approximately 3.4% of the outstanding shares of the Company. Mr. Thomas was a deal professional with Capital Southwest from 2006 to 2012. During this time, Mr. Thomas made, enhanced and monetized investments in stand-alone private companies and add-on opportunities, served on the boards of eleven private companies and one publicly traded company, and oversaw valuation and regulatory compliance. From 2004 to 2006, Mr. Thomas earned his M.B.A. from Harvard Business School. During a portion of his time at Harvard, Mr. Thomas served as a consultant to private equity clients at Investor Group Services. From 1993 through 2004, Mr. Thomas served in the U.S. Air Force as a pilot in multiple aircraft and led training, safety, acquisition, logistics and combat operations, achieving the rank of Major. Mr. Thomas serves as a director of Encore Wire Corporation (WIRE), is recognized as a National Association of Corporate Directors (NACD) Board Leadership Fellow and graduated from the United States Air Force Academy. Capital Southwest benefits from Mr. Thomas’ history with the Company, his investment experience and his perspective as a major shareholder of the Company.
Interested Director
The Board has determined that Mr. Diehl is an “interested person” as defined in the 1940 Act due to his position as an officer of the Company.
Bowen S. Diehl has served as President and Chief Executive Officer and as a director of Capital Southwest since October 2015. Mr. Diehl joined Capital Southwest in March 2014 and served as its Chief Investment Officer from March 2014 to October 2015. Prior to joining Capital Southwest, Mr. Diehl was employed by American Capital, Ltd., a publicly traded business development company ("BDC") and global asset manager. From 2007 to 2014, he served as Co-Head of American Capital’s Sponsor Finance Group, the group responsible for the majority of American Capital’s middle market lending business. From 2001 to 2007, he served as a senior investment professional in the Dallas Office of American Capital. Mr. Diehl has sourced, structured and managed investments that have included senior and subordinated debt, as well as preferred and common equity in both control and non-control structures. Mr. Diehl’s investment experience relates to a variety of industries including healthcare, business services, industrial manufacturing and consumer finance. Prior to American Capital, Mr. Diehl was a Vice President in Investment Banking at Merrill Lynch, where he gained experience working with companies in the exploration and production, oilfield services, natural gas pipeline, natural gas gathering and processing, homebuilding and semiconductor sectors. Prior to joining Merrill Lynch, Mr. Diehl was a Vice President in the Global Oil and Gas Group at Chase Securities Inc., completing numerous transactions in the upstream and midstream oil and gas sectors. Mr. Diehl earned a Bachelor of Engineering degree, with majors in Environmental/Geotechnical Engineering and Economics, from Vanderbilt University and a Masters of Business Administration from the University of Texas at Austin. In his capacity as President and Chief Executive Officer, Mr. Diehl is an “interested person” under the 1940 Act. Capital Southwest benefits from Mr. Diehl’s extensive experience as a senior investment professional as well as his knowledge of the BDC industry.
Retiring Director
John H. Wilson has been President of U.S. Equity Corporation, a private investment company, since 1983. He has over 45 years of experience as an executive or investor in numerous companies in the banking, insurance, manufacturing, communications, health and transportation industries. Mr. Wilson is also a director of Encore Wire Corporation (NASDAQ: WIRE). Mr. Wilson has a Bachelor of Business Administration degree from Baylor University.

Vote Required
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present in-person or represented by proxy at the Annual Meeting is required for the election of directors. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
THE BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.
If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR each of the director nominees in accordance with the recommendation of the Board.

GOVERNANCE OF THE COMPANY
Compensation Governance Highlights
Clawback Policy
On April 25, 2018, our Board adopted a Clawback Policy effective for all "incentive-based compensation" granted on or after April 25, 2018.  Under the Clawback Policy, “incentive-based compensation” refers to “(i) the annual and other short-term incentive awards granted or earned based on individual or Company-wide goals under the Company’s annual or short-term cash incentive compensation programs; (ii) the restricted stock awards and other long-term incentive awards granted or vested under the Company’s equity or long-term incentive plans and programs; and (iii) any other incentive-based compensation granted or earned pursuant to an “incentive plan,” as such term is defined for purposes of Regulation S-K under the Exchange Act; plus any shares of stock issued under, and/or any other benefit related to, such compensation.” The Clawback Policy requires our Compensation Committee to direct the Company to use reasonable efforts to recover certain incentive-based compensation from our executive officers upon either of the following events:  (1) the executive officer commits willful misconduct that is attributable to the Company being obligated to prepare a restatement of its financial statements; or (2) the executive officer engages in detrimental activity as defined in the Clawback Policy.  Our Clawback Policy applies to our executive officers, which currently consists only of our NEOs. The Compensation Committee has the exclusive authority to determine the amount of the excess incentive-based compensation. For more information regarding our Clawback Policy, see “Compensation Discussion and Analysis—Clawback Policy.”
Executive Stock Ownership and Holding Policy
On April 25, 2018, our Board adopted a Stock Ownership and Holding Policy that requires our Chief Executive Officer to own common stock equal to four times his annual base salary, the Chief Financial Officer to own common stock equal to three times his annual base salary and all other executive officers to own common stock equal to three times their annual base salaries.  The Stock Ownership and Holding Policy also requires our executive officers to hold 100% of net shares (i.e. shares remaining after payment of taxes) of our common stock acquired pursuant to the exercise of stock options or vesting of restricted stock until the earlier of twelve months following the exercise of stock options or vesting of restricted shares or the executive officer’s termination of employment.  For more information about our Stock Ownership and Holding Policy, see “Compensation Discussion and Analysis—Stock Ownership and Holding Policy.”
Maximum Annual Incentive Opportunity
On April 25, 2018, our Board adopted a maximum limit on the annual cash incentive compensation that can be paid for the fiscal year ended March 31, 2019 to our NEOs of two times their target annual incentive opportunity.
Director Governance Highlights
Voting Standard for Election of Directors Changed from Plurality Standard to Majority of Votes Cast Standard
On April 24, 2019, our Board adopted an amendment to our bylaws to change from a plurality standard to a majority of votes cast standard for the election of directors. To provide shareholders a meaningful role in director elections, our Board determined that the Company’s director election voting standard should be changed from a plurality voting standard to a majority of votes cast standard. The majority votes cast standard for director elections is fast becoming the norm at listed companies. Eighty-eight percent of S&P 500 companies have adopted a majority vote standard. We believe this change is in the best interests of our shareholders.
Director Retirement and Term Limitation Policy
On April 25, 2018, our Board adopted the Director Retirement and Term Limitation Policy that provides that no person may be nominated to stand for election or re-election to the Board as a non-employee director if the election would take place after such person has (1) reached age 72 and/or (2) served on our Board for an aggregate of 12 years.  The Director Retirement and Term Limitation Policy provides that each non-employee director that reaches age 72 and/or an aggregate of 12 years of service on our Board must deliver a letter of resignation to be effective at the next annual meeting of shareholders following such delivery.  Existing directors who have already reached age 72 and/or an aggregate of 12 years of service on our Board at the time this policy was adopted will be required to deliver a letter of resignation to be effective at our 2019 annual meeting of shareholders.

Non-Employee Director Stock Ownership Requirement
In October 2015, our NCG Committee adopted a stock ownership requirement for our non-employee directors to better align the interests of our Board with our shareholders.  The stock ownership requirement initially provided that each non-employee director of our Board own shares of our common stock equal to 2.5 times the annual director retainer.  On April 25, 2018, our Board amended this stock ownership requirement to require each non-employee director of our Board to own shares of our common stock equal to 3.5 times the annual director retainer. The Board acknowledges that the stock ownership requirement allows new directors a reasonable amount of time to comply.
Board Leadership and Corporate Governance
Our business and affairs are managed under the direction of the Board. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Accordingly, the Board seeks to fulfill its responsibilities by continually seeking the appropriate board leadership and corporate governance for Capital Southwest.
Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices is in the best interests of the Company at this time and is an integral part of good corporate governance and the succession planning process.
No single leadership model is right for all companies at all times. Our Board recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, our Board periodically reviews its leadership structure as part of its annual self-assessment process.
The Board appoints the members of the Audit Committee, the Compensation Committee and the NCG Committee. Each of these committees has a written charter approved by the Board. These committee charters are available on our website at www.capitalsouthwest.com/governance.
Pursuant to the Director Retirement and Term Limitation Policy, Mr. Wilson notified the Company that he will retire from the Board effective as of the date of the Annual Meeting. As a result of Mr. Wilson's retirement, the Board determined to reduce the size of the Board from seven to six members effective as of the date of the Annual Meeting. Mr. Wilson has been a member of the Board since 1988. At the time of his retirement, he will have served on the Audit Committee and the NCG Committee and served as the Chair of the Compensation Committee. In connection with Mr. Wilson's retirement, the Board approved Mr. Furst to serve as the Chair of the Compensation Committee effective April 24, 2019. Additionally, the Board imposes a limit of six years that a director can serve as a committee chairperson director. In this regard, effective as of the date of the Annual Meeting, Mr. Thomas will replace Mr. Morgan as the Chair of the NCG Committee.
The current members of the committees are identified in the following table.

Current Board Committees
Director	Audit	Compensation	Nominating/ Corporate Governance
Christine S. Battist	Chair	X	X
David R. Brooks	X	X	X
Jack D. Furst[2]	X	Chair	X
T. Duane Morgan[1]	X	X	Chair
William R. Thomas III	X	X	X
John H. Wilson[2]	X	X	X

[1]
The Board imposes a limit of six years that a director can serve as a committee chairperson director. In this regard, effective as of the date of the Annual Meeting, Mr. Thomas will replace Mr. Morgan as the Chair of the NCG Committee.

[2]	In connection with Mr. Wilson's retirement, the Board approved Mr. Furst to serve as the Chair of the Compensation Committee effective April 24, 2019.

Board Independence and Meeting
During our fiscal year ended March 31, 2019, the Board held eleven meetings. In fiscal year ended March 31, 2019, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she was a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (held during the periods that he or she served). We encourage our directors to attend each annual meeting of our shareholders. All directors who were serving at the time of our 2018 annual meeting of shareholders attended that meeting.
Independence
Currently, the Board has seven directors. As a result of Mr. Wilson's retirement, the Board determined to reduce the size of the Board from seven to six members, effective as of the date of the Annual Meeting. The Board has determined that each of our independent directors (Messrs. Brooks, Furst, Morgan, Thomas, and Wilson and Ms. Battist) are not "interested persons" (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Company and are independent under the Nasdaq Stock Market Rules. This means that none of the independent directors has any direct or indirect material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. As a result, the Board has a majority of independent directors on the Board as required by the 1940 Act and the Nasdaq Stock Market Rules. We monitor the relationships of our directors and officers through a questionnaire that each director and officer completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.
Executive Sessions
Our independent directors have regularly scheduled executive sessions in which they meet without the presence of management or our interested director. These executive sessions occur after each regularly scheduled meeting of the Board.
Board Committees
Audit Committee
The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. The responsibilities of the Audit Committee include:

•	engaging the Company’s independent registered public accounting firm and conducting an annual review of the independence of such independent registered public accounting firm;

•	pre-approving and approving all audit and non-audit engagements with the Company’s independent registered public accounting firm;

•
reviewing the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm, including disclosures regarding internal controls;

•	reviewing with the independent registered public accounting firm the scope and the planning of the annual audit;

•	reviewing and discussing with management the results of the audit of the independent registered public accounting firm;

•	discussing risk assessment and corporate policies with respect to financial reporting and valuation of our investments and the Company’s financial risk exposure;

•	approving related party transactions exceeding $50,000 in aggregate value;

•	overseeing investigations into complaints concerning accounting, internal accounting controls and auditing matters;

•	reviewing the adequacy of the Audit Committee charter on an annual basis; and

•	preparing the Audit Committee report to be included in our annual proxy statement.

During the fiscal year ended March 31, 2019, the Audit Committee met seven times. The Board has determined that each member of the Audit Committee is “independent” as independence for audit committee members is defined by the Nasdaq Stock Market Rules and is not an “interested person” as defined by the 1940 Act. The Board has also determined that each of the Audit Committee members is financially literate and the Board determined that Christine S. Battist, David R. Brooks and Jack D. Furst are each an “audit committee financial expert” as defined under Item 407 of Regulation S-K. In discharging its oversight role, the Audit Committee has authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of Capital Southwest and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Nominating/Corporate Governance Committee

The responsibilities of the NCG Committee include:

•
establishing criteria for selection of potential directors, taking into consideration an established set of desired attributes, and periodically assessing the criteria to ensure they are consistent with best practices and the goals of the Company;

•
reviewing the qualifications, performance and independence of Board members pursuant to criteria and procedures established by the NCG Committee and making recommendations whether each director should stand for re-election when his or her term expires;

•
reviewing annually with the Board the composition of the Board as a whole and recommending, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skill, expertise and diversity desired for the Board and so that the Board meets Nasdaq Stock Market Rules and/or any other regulatory requirements;

•
identifying individuals qualified to become members of our Board consistent with the criteria approved by the Board in our Corporate Governance Guidelines and recommending to the Board a slate of director nominees for each annual meeting of our shareholders;

•	considering and evaluating shareholder nominees for election to the Board;

•	recommending to the Board the removal of a director where appropriate;

•	establishing criteria for membership on the Board committees and making recommendations to the Board for appointments to and removal from the committees;

•	reviewing and re-examining the NCG Committee Charter periodically and making recommendations to the Board with respect to any proposed changes;

•	reviewing annually its own performance against the responsibilities outlined in its charter and as otherwise established by the Board;

•
reviewing, at least once annually, the Company's Compliance Manual and related policies adopted by the Board to ensure that they are appropriate for us and comply with the requirements of the Nasdaq Stock Market Rules and/or any other regulatory requirements, recommending to the Board any desirable changes to the Code of Conduct and Ethics, considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the Board related to any such issues;

•	overseeing and establishing appropriate procedures for the annual evaluation of the Board and management; and

•
developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, reviewing them annually and, if appropriate, recommending changes to the corporate governance guidelines to the Board.

Qualifications for Director Nominees. In considering director nominees, the NCG Committee considers a number of factors, including the following:

•	significant experience that is relevant and beneficial to the Board and Capital Southwest;

•	the ability and willingness to make sufficient time commitments to our affairs in order to perform their duties as directors, including regular attendance at Board and committee meetings;

•	consistent demonstration of strong character and integrity;

•	the ability and willingness to represent the best interests of our shareholders; and

•
whether the nominee is “independent” as defined by the Nasdaq Stock Market Rules, not an “interested person” as defined by the 1940 Act and/or any other regulatory requirements and the Company’s corporate governance guidelines.

During the fiscal year ended March 31, 2019, the NCG Committee met three times. The Board has determined that each member of the NCG Committee is “independent” as independence is defined by the Nasdaq Stock Market Rules and is not an “interested person” as defined by the 1940 Act.
Consideration of Director Nominees of Shareholders. The NCG Committee will consider nominees for directors whose names are submitted in writing by a holder of our common stock. Nominations must be addressed to Capital Southwest Corporation, 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240, Attention: Chairman of the NCG Committee, indicating the nominee’s qualification, and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. In order to be considered for the next annual election of directors, any such written request must comply with the requirements in our bylaws.
The NCG Committee will evaluate director nominees recommended by a shareholder, current Board member or other person according to the same criteria as a nominee identified by the NCG Committee.
Compensation Committee

The Compensation Committee has the sole authority and responsibility for establishing, administering and reviewing the Company’s policies, programs and procedures for compensating our executive officers and members of the Board. The functions and responsibilities of the Compensation Committee include:

•
reviewing, at least annually, the goals and objectives and the structure of Capital Southwest’s plans for executive compensation, incentive compensation, equity-based compensation, and its general compensation plans and employee benefit plans (including retirement plans);

•	making recommendations to the Board with respect to any new equity or other incentive compensation plans or any changes in the objectives and structure of existing plans;

•
reviewing and evaluating annually the performance of the Company’s executive officers, in light of the goals and objectives of Capital Southwest’s executive compensation plans, and determining executive compensation;

•	overseeing, in consultation with the Chief Executive Officer, the annual evaluation of other executive officers and key employees;

•	recommending grants of equity-based compensation awards to any officer or other employee;

•	meeting with management to review and discuss the Compensation Discussion and Analysis included in this Proxy Statement;

•	reviewing and reassessing the adequacy of our Clawback Policy and our Stock Ownership and Holding Policy; and

•	reviewing and reassessing annually the adequacy of the Compensation Committee Charter and recommending any changes to the Board.

During the fiscal year ended March 31, 2019, the Compensation Committee met four times. The Board has determined that each member of the Compensation Committee (a) meets the Nasdaq Stock Market Rules with respect to independence and is not an “interested person” as defined by the 1940 Act, and (b) is a “non-employee director” as that term is defined under Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Compensation Committee may retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended March 31, 2019, no member of the Compensation Committee was an officer or employee of our Company or any of our subsidiaries. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, no Compensation Committee interlocking relationship, as set forth under Item 407(e) of Regulation S-K, existed during the fiscal year ended March 31, 2019 between any member of the Board, the Compensation Committee or our executive officers.
Board and Committee Evaluations
Our Corporate Governance Guidelines require the Board and each committee of the Board to conduct an annual self-evaluation to assess whether the Board and each committee is functioning effectively. The review focuses on the performance of the entire Board and each committee. In connection with each annual performance evaluation, the Company's counsel separately surveys each director or committee member regarding an assessment of the Board’s or the committee’s performance. The Board also reviews the NCG Committee’s recommendations concerning the performance and effectiveness of the Board and each of its committees. The NCG Committee will also review the individual performance of a director as circumstances warrant. On April 25, 2018, our NCG Committee proposed and our Board adopted a limit on the length of time that a director can serve as a committee chairperson. Pursuant to the resolution, no director may serve as a chairperson of a Board committee for longer than six years. However, the resolution does not limit the length of time that such director can serve on a Board committee in a non-chairperson capacity.
Our bylaws provide that the Board may increase or decrease the number of directors by resolution of the Board, provided that the tenure of office of any incumbent director will not be affected by any decrease in the number of directors. Our bylaws also provide that any vacancy may be filled either by a majority of the remaining directors or by our shareholders at an annual meeting or a special meeting called for that purpose. Any director elected to fill a vacancy will hold office until the next annual election of directors and until their respective successor is elected and qualified.
Corporate Governance Guidelines, the Codes of Ethics and the Code of Conduct
The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. These guidelines provide a framework for our corporate governance initiatives and cover a variety of topics, including the role of our Board, Board selection and composition, Board compensation, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions and stock ownership guidelines. The NCG Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and reporting and recommending to the Board any changes to the guidelines.
The Board has also adopted a Code of Conduct and a Code of Ethics, each of which are designed to help officers, managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with the law, share trading, conflicts of interest, fair dealing, protection of our assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues.
You may obtain a copy of the Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics on our website at www.capitalsouthwest.com/governance. The Company will disclose amendments to or waivers from a required provision of the Code of Ethics on Form 8-K.
Risk Oversight
The Board has an active role in overseeing management of Capital Southwest’s risk management. The Board regularly reviews information regarding Capital Southwest’s operational, financial, legal, regulatory, strategic and reputational risks, which are usually conveyed to the Board by the senior management of Capital Southwest. Because overseeing risk is an ongoing process and inherent in Capital Southwest’s strategic decisions, the Board discusses risk throughout the year during its meetings in relation to specific proposed actions. The Board delegates certain risk management oversight to the Board committees. While the Board oversees Capital Southwest’s overall risk management, management is responsible for the day-to-day risk management process.
The primary areas of risk oversight for which the Board and each Board committee is responsible are summarized in the chart below.

Board/Committee	Primary Areas of Risk Oversight
Board
Risks and exposures associated with strategic, financial and executive matters, including the annual operating plan and the strategic plan. The Board also has oversight over legal and regulatory exposures, cybersecurity and information systems risk, material acquisitions and divestitures.

Audit Committee
Risks and exposures associated with accounting, auditing, reporting, financial practices (including the integrity of Capital Southwest’s financial statements and related systems of internal controls), administration and financial controls, compliance with legal and regulatory requirements, including ethical business standards, the independent registered public accounting firm’s qualifications, independence and performance and the performance of the internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the performance of any non-audit services.

Compensation Committee
Risks and exposures associated with compensation, severance agreements, any succession plans and incentive and equity-based compensation plans for Company employees and non-employee members of the Board, including with respect to compliance of compensation plans and arrangements with applicable regulations, enforceability of our Clawback Policy and compliance with our Stock Ownership and Holding Policy.

Nominating/Corporate Governance Committee
Risks and exposures related to governance of Capital Southwest and to the composition and organization of the Board including nominations and qualification criteria for membership, Board size, and Board education and evaluation.

Communication with the Board

Shareholders and interested parties who wish to communicate with any member of the Board may do so by writing to: Capital Southwest Corporation, 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240, Attention: Board of Directors.
Ms. Battist currently reviews all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Ms. Battist will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Ms. Battist will forward shareholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate.

DIRECTOR COMPENSATION
Directors who are not employed by the Company receive an annual retainer of $102,000 for service as a director. Directors are also reimbursed for actual travel expenses related to attending Board meetings. The non-executive Chairman of the Board and committee chairs also receive additional annual fees as follows:

Position	Annual Fee
Non-Executive Chairman of the Board	$30,000
Audit Committee Chair	15,000
Compensation Committee Chair	10,000
Nominating/Corporate Governance Committee Chair	8,000

The following table sets forth the total compensation paid to our non-employee directors for the fiscal year ended March 31, 2019. During the fiscal year ended March 31, 2019, we did not grant any equity awards or pay or accrue any pension or retirement benefits for our non-employee directors.

Name	Fees Earned or Paid in Cash	Total
Christine S. Battist[1]	$78,000	$78,000
David R. Brooks	132,000	132,000
John H. Wilson	112,000	112,000
T. Duane Morgan	110,000	110,000
Jack D. Furst	107,000	107,000
William R. Thomas III	102,000	102,000

[1]
Ms. Battist became a director of the Company, effective as of August 2, 2018, and therefore her total compensation reflects her services as a member of the Board and Board committees from August 2, 2018 through March 31, 2019.

In October 2015, our NCG Committee adopted a stock ownership requirement for our non-employee directors to better align the interests of our Board with our shareholders. The stock ownership requirement initially provided that each non-employee director of our Board own shares of our common stock equal to 2.5 times the annual director retainer. On April 25, 2018, our Board amended this stock ownership requirement to require each non-employee director of our Board to own shares of our common stock equal to 3.5 times the annual director retainer. As noted above, Christine S. Battist became a director of the Company on August 2, 2018 and, as of the date of this Proxy Statement, she does not yet own shares of our common stock equal to 3.5 times her annual director retainer. The Board acknowledges that the stock ownership requirement allows new directors a reasonable amount of time to comply.

EXECUTIVE OFFICERS
Bowen S. Diehl. See “Nominees for Director” for Mr. Diehl’s biography.
Michael S. Sarner, 46, has served as our Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer since October 2015. Before that, he served as a Senior Vice President of Capital Southwest since July 2015. Prior to joining Capital Southwest, from 2000 to 2015, Mr. Sarner was the Senior Vice President, Treasury at American Capital, Ltd., a publicly traded BDC and global asset manager. Mr. Sarner was responsible for capital raising, debt capital markets, corporate restructurings, financial planning, corporate development of strategic initiatives, and system implementations of budget and treasury solutions. During the course of his career, he has raised over $6 billion in debt capital in term securitizations, secured revolving lines of credit, unsecured notes, and term loans to support middle market platforms. Mr. Sarner has also led both corporate and debt restructurings, serving as both the strategic lead internally and the external liaison to over 20 financial institutions involved in the negotiations. Prior to joining American Capital, Mr. Sarner served in various roles in the accounting and finance fields performing and managing due diligence, raising debt and equity capital, and performing audits in public accounting. Mr. Sarner holds a Bachelor of Business Administration in Accounting from James Madison University and a Masters of Business Administration in Finance from George Washington University. Mr. Sarner holds an inactive Certified Public Accountant License in the Commonwealth of Virginia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date by (1) each NEO in the Summary Compensation Table; (2) each director and director nominee of the Company; (3) all of our directors and executive officers as a group; and (4) each person known to us to beneficially own 5% or more of our outstanding common stock. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire through the exercise of any stock option or other right within 60 days of the Record Date. Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned. Percentage of ownership is based on 17,500,758 shares of common stock outstanding as of the Record Date. The number of shares held by beneficial owners of 5% or more of our outstanding common stock are as of the date of the applicable SEC filing made by those owners (unless otherwise noted).

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class
Directors & Executive Officers
Christine S. Battist(1)	1,794	*
David R. Brooks(1)	22,000	*
Bowen S. Diehl(1),(2)	360,795	2.06%
Jack D. Furst(1)	23,504	*
T. Duane Morgan(1),(3)	20,668	*
Michael S. Sarner(1),(4)	148,386	*
William R. Thomas III(1),(5)	592,156	3.38%
John H. Wilson(1)	20,000	*
All directors and executive officers as a group (8 persons)	1,189,303	6.80%
5% Owners
Punch & Associates Investment Management, Inc.(6)	1,584,029	9.05%
Zuckerman Investment Group, LLC(7)	1,416,600	8.09%
Michael M. Rothenberg(8)	1,055,653	6.03%
Ariel Investments, LLC(9)	881,804	5.04%
Sanders Morris Harris LLC (10)	864,317	4.94%

*Less than 1%

(1)
Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Capital Southwest Corporation, 5400 Lyndon B. Johnson Freeway, Suite 1300, Dallas, Texas 75240. None of the shares of Capital Southwest’s common stock owned by our directors, director nominees or executive officers are pledged as security.

(2)
Mr. Diehl beneficially owns (i) 119,423 shares of common stock held directly by Mr. Diehl, including 119,412 unvested restricted shares, and (ii) 241,372 shares of common stock held by PHC Investments, LLC. Mr. Diehl has shared voting and dispositive power with respect to shares held by PHC Investments, LLC, which is fifty percent owned by Mr. Diehl and fifty percent owned by his spouse.

(3)	Mr. Morgan holds 4,395 shares of Capital Southwest’s common stock directly and 16,273 shares indirectly through the Morgan Family Trust.

(4)	Mr. Sarner has voting and dispositive power with respect to 147,686 shares of common stock, including 95,900 unvested restricted shares.

(5)
Mr. Thomas holds 8,217 shares of Capital Southwest’s common stock directly. Mr. Thomas is President and sole manager of Thomas Heritage Company, L.L.C., the sole general partner (the “General Partner”) of Thomas Heritage Partners, Ltd. (the “Partnership”). In such capacity, Mr. Thomas has sole voting and dispositive power with respect to 571,939 shares owned by the Partnership. Mr. Thomas beneficially owns 12,000 held by his minor children.

(6)
Based on a Schedule 13G/A filed with the SEC on February 14, 2019, Punch & Associates Investment Management, Inc. beneficially owns and has sole voting and dispositive power with respect to 1,584,029 shares of Capital Southwest’s common stock. The address for Punch & Associates Investment Management, Inc. is 7701 France Ave. South, Suite 300, Edina, Minnesota 55435.

(7)
Based on a Schedule 13G/A filed with the SEC on February 13, 2019, Zuckerman Investment Group, LLC, Zig Holding, LLC, Sherwin A. Zuckerman and Daniel R. Zuckerman beneficially own and have shared voting and dispositive power with respect to 1,416,600 shares of Capital Southwest’s common stock. The address for Zuckerman Investment Group, LLC is 155 N. Wacker Drive, Suite 1700, Chicago, Illinois 60606.

(8)
Based on the Schedule 13G filed with the SEC on February 14, 2019, jointly by Moab Capital Partners, LLC (“Moab LLC”), Moab Partners, L.P. (“Moab LP”), Michael M. Rothenberg (“Mr. Rothenberg”), Moab Private Investments, L.P. (“MPI”), and Moab PI GP, LLC (“MPI GP”). MPI and MPI GP may be deemed to beneficially own and have sole voting and dispositive power with respect to 39,258 shares of Capital Southwest’s common stock. Moab LLC in its capacity as investment adviser to Moab LP, may be deemed to be the beneficial owner of the 1,016,395 shares of Capital Southwest’s common stock owned by Moab LP, and in its capacity as investment adviser has the power to dispose of, direct the disposition of, and vote such shares. Mr. Rothenberg is an owner and a managing member of Moab LLC and MPI GP. As a control person of Moab LLC, MPI and MPI GP, Mr. Rothenberg may be deemed to beneficially own and has sole voting and dispositive power with respect to 1,055,653 shares of Capital Southwest’s common stock. The address for the entities affiliated with Moab Capital Partners LLC is 152 West 57th Street, 9th Floor, New York, New York 10019.

(9)
Based on a Schedule 13G/A filed with the SEC on February 14, 2019, Ariel Investments, LLC beneficially owns and has sole dispositive power with respect to 881,804 shares and has sole voting power with respect to 865,604 shares of Capital Southwest’s common stock. The address for 200 East Randolph Street, Suite 2900, Chicago, Illinois 60601.

(10)
Based on a Schedule 13D filed with the SEC on May 1, 2019, Sanders Morris Harris LLC beneficially owns 864,317 shares of Capital Southwest's common stock. The address for Sanders Morris Harris LLC is 3100 Chase Tower, Houston, Texas 77002.

The following table sets forth as of the Record Date, the dollar range of our equity securities that is beneficially owned by each of our directors. We are not part of a "family of investment companies," as that term is defined in the 1940 Act.

Independent Directors	Dollar Range of Equity Securities Beneficially Owned in CSWC (1)(2)(3)
Christine S. Battist	$10,000-$50,000
David R. Brooks	Over $100,000
Jack D. Furst	Over $100,000
T. Duane Morgan	Over $100,000
William R. Thomas III	Over $100,000
John H. Wilson	Over $100,000
Interested Director
Bowen S. Diehl	Over $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the 1934 Act.

(2)	The dollar range of equity securities beneficially owned by our directors is based on the closing price of our common stock on Nasdaq of $21.66 per share as of the Record Date.

(3)	The dollar ranges of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

The table below sets forth certain information as of March 31, 2019 regarding the registered shares of our common stock available for grant or granted under stock compensation plans that (1) were approved by our shareholders, and (2) were not approved by our shareholders.

Number of
	Number of		Registered Securities
	Securities to be	Weighted-	Remaining
	Issued Upon	Average Exercise	Available for
	Exercise of	Price of	Future Issuance
	Outstanding	Outstanding	Under Equity
	Options, Warrants	Options, Warrants	Compensation
Plan Category	and Rights	and Rights	Plans
Equity compensation plans approved by shareholders (1)	—	$—	617,057
Equity compensation plans not approved by shareholders (2)	—	—	—
Total	—	$—	617,057

1
Includes the 2009 Stock Incentive Plan and the 2010 Restricted Stock Award Plan. For a description of all plans, please refer to Notes 8 and 9 contained in our consolidated financial statements in our Annual Report on Form 10-K.

2	We have no equity compensation plans that were not approved by shareholders.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE CHARTER TO CHANGE FROM A SUPER-MAJORITY TO A SIMPLE MAJORITY VOTING REQUIREMENT FOR AMENDMENTS TO THE CHARTER

Article Three of the Charter currently requires the affirmative vote of the holders of at least two-third of the outstanding shares of the Company entitled to vote to authorize any amendment to the Charter. On May 30, 2019, the Board unanimously approved an amendment to the Charter to change the “two-third of the outstanding shares” voting standard to a “majority of outstanding shares” voting standard to amend the Charter. The Board determined that this amendment to the Charter was in the best interests of the Company and its shareholders and directed this amendment to the Charter to be submitted to the shareholders for approval at the Annual Meeting.

Purposes and Effects

Based on Capital Southwest’s engagement and feedback from shareholders, the NCG Committee and the Board considered the amendment to the Charter to change the “two-third of the outstanding shares” voting standard to a “majority of outstanding shares” voting standard to amend the Charter. After its careful consideration, the Board believes that this proposal is consistent with our continuing commitment to best practices in corporate governance. Our Board believes that the two-thirds super-majority vote requirement to amend the Charter is a high requirement, and one that constrains our shareholders from amending important provisions of the Charter. Further, a majority vote requirement for charter amendments is more generally regarded as current best practice than a super-majority vote requirement, including growing sentiment that the elimination of such a provision provides shareholders greater ability to participate in the corporate governance of a company.

Certificate of Amendment

If approved, this amendment to the Charter would become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of Texas, a form of which is attached as Exhibit A, which the Company intends to file promptly after the Annual Meeting. In such event, the Charter would be amended to change from a super-majority to a simple majority voting requirement for amendments to the charter.

Vote Required

The affirmative vote of the holders of at least two-thirds of outstanding shares as of the Record Date is required for the approval of this proposal.  Because the vote on the proposal is based on the total number of shares outstanding, abstentions and “broker non-votes” will have the same effect as voting “against” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CHARTER TO CHANGE FROM A SUPER-MAJORITY TO A SIMPLE MAJORITY VOTING REQUIREMENT FOR AMENDMENTS TO THE CHARTER.
If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the amendment to the charter to change from a super-majority to a simple majority voting requirement for amendments to the Charter.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE CHARTER TO CHANGE FROM A SUPER-MAJORITY TO A SIMPLE MAJORITY VOTING REQUIREMENT FOR APPROVAL OF SALE OR MERGER OF THE COMPANY

Article Twelve of the Charter currently requires the affirmative vote of the holders of at least two-third of the outstanding shares of the Company entitled to vote to approve or authorize a “Business Combination.” For purposes of Article Twelve, the term “Business Combination” refers to:

a)	any merger or consolidation of the corporation or of a subsidiary with or into a Related Person (as such term is defined in the Charter);

b)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part ((as such term is defined in the Charter) of the assets either of the corporation (including, without limitations, any voting securities of a subsidiary) or of a subsidiary, to or with a Related Person;

c)	any sale, lease, exchange, transfer or other disposition of assets, having a fair market value of $5,000,000 or more, of a Related Person to the corporation or a subsidiary of the corporation;

d)
the issuance or transfer by the corporation or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the corporation or a subsidiary of the corporation to a Related Person;

e)
any reclassification of securities (including any reverse stock split) or recapitalization by the corporation, the effect of which would be to increase the voting power (whether or not currently exercisable)’ of the Related Person;

f)	the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of a Related Person;

g)	any series or combination of transactions having, directly or indirectly, the same effect as any of the foregoing; and

h)	any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

On May 30, 2019, the Board unanimously approved an amendment to the Charter to change the “two-third of the outstanding shares” voting standard to a “majority of outstanding shares” voting standard to approve or authorize a “Business Combination.” The Board determined that this amendment to the Charter was in the best interests of the Company and its shareholders and directed this amendment to the Charter to be submitted to the shareholders for approval at the Annual Meeting.

Purposes and Effects

Based on Capital Southwest’s engagement and feedback from shareholders, the NCG Committee and the Board considered the amendment to the Charter to change the “two-third of the outstanding shares” voting standard to a “majority of outstanding shares” voting standard to approve or authorize a “Business Combination.” The NCG Committee and the Board considered the disadvantages of the current two-thirds super-majority voting requirement to approve or authorize a “Business Combination,” including that such requirement may protect minority shareholders acting to the detriment of other shareholders where there is a broad consensus among shareholders in support of such business combination. The Company has no current or specific plans to engage in any business combination, but is seeking to provide the Company with greater flexibility in the future. After its careful consideration, the Board believes that this proposal is consistent with our continuing commitment to best practices in corporate governance, including growing sentiment that the elimination of such a provision provides shareholders greater ability to participate in the corporate governance of a company.

Certificate of Amendment

If approved, this amendment to the Charter would become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of Texas, a form of which is attached as Exhibit A, which the Company intends to file promptly after the Annual Meeting. In such event, the Charter would be amended to change from a super-majority to a simple majority voting requirement for the approval of the sale or merger of the Company.

Vote Required

The affirmative vote of the holders of at least two-thirds of outstanding shares as of the Record Date is required for the approval of this proposal.  Because the vote on the proposal is based on the total number of shares outstanding, abstentions and “broker non-votes” will have the same effect as voting “against” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CHARTER TO CHANGE FROM A SUPER-MAJORITY TO A SIMPLE MAJORITY VOTING REQUIREMENT FOR APPROVAL OF SALE OR MERGER OF THE COMPANY.

If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the amendment to the charter to change from a super-majority to a simple majority voting requirement for approval of a sale or merger of the Company.

PROPOSAL FOUR: APPROVAL OF AN AMENDMENT TO THE CHARTER TO CHANGE FROM A SUPER-MAJORITY TO A SIMPLE MAJORITY VOTING REQUIREMENT FOR REMOVAL OF DIRECTORS FOR “CAUSE”

Article Nine of the Charter currently requires the affirmative vote of the holders of at least two-third of the outstanding shares of the Company entitled to vote to remove one or more directors from office for “cause.” On May 30, 2019, the Board unanimously approved an amendment to the Charter to change the “two-third of the outstanding shares” voting standard to a “majority of outstanding shares” voting standard for removal of directors for “cause.” The Board determined that this amendment to the Charter was in the best interests of the Company and its shareholders and directed this amendment to the Charter to be submitted to the shareholders for approval at the Annual Meeting.

Purposes and Effects

Based on Capital Southwest’s engagement and feedback from shareholders, the NCG Committee and the Board considered the amendment to the Charter to change the “two-third of the outstanding shares” voting standard to a “majority of outstanding shares” voting standard for the removal of directors for "cause." After its careful consideration, the Board believes that this proposal is consistent with our continuing commitment to best practices in corporate governance. Our Board believes that the two-thirds super-majority vote requirement to remove a director for "cause" is a high requirement, and one that constrains our shareholders from removing one or more directors from office for “cause” and prevents actions that may benefit the Company and its shareholders. Further, a majority vote requirement for is more generally regarded as current best practice than a super-majority vote requirement, including growing sentiment that the elimination of such a provision provides shareholders greater ability to participate in the corporate governance of a company.

Certificate of Amendment

If approved, this amendment to the Charter would become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of Texas, a form of which is attached as Exhibit A, which the Company intends to file promptly after the Annual Meeting. In such event, the Charter would be amended to change from a super-majority to a simple majority voting requirement for the removal of directors for “cause.”

Vote Required

The affirmative vote of the holders of at least two-thirds of outstanding shares as of the Record Date is required for the approval of this proposal.  Because the vote on the proposal is based on the total number of shares outstanding, abstentions and “broker non-votes” will have the same effect as voting “against” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CHARTER TO CHANGE FROM A SUPER-MAJORITY TO A SIMPLE MAJORITY VOTING REQUIREMENT FOR THE REMOVAL OF DIRECTORS FOR “CAUSE.”
If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the amendment to the charter to change from a super-majority to a simple majority voting requirement for the removal of directors for "cause."

PROPOSAL FIVE: APPROVAL OF AN AMENDMENT TO OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The number of authorized shares of common stock under the Charter is currently 25,000,000. On May 30, 2019, the Board unanimously approved an amendment to the Charter to increase the number of authorized shares of common stock from 25,000,000 to 40,000,000 shares, declared the amendment to be in the best interests of our shareholders, and directed that the amendment be submitted to the shareholders for approval at the Annual Meeting.

Purposes and Effects of Increasing the Number of Authorized Shares

The Charter currently authorizes the issuance of up to 25,000,000 shares of common stock. As of the Record Date, there were 19,840,270 shares of the Company's common stock issued and 17,500,758 shares outstanding. The Board believes that it is desirable to have additional authorized shares of common stock available for possible future issuances. As of the date of this Proxy Statement, the Company has no agreements, commitments or plans with respect to the sale or issuance of any of the additional shares of common stock as to which authorization is sought.

If approved, this proposal would allow the Board to issue additional shares of common stock without further shareholder approval, unless required by applicable law or stock exchange rules. We are not seeking shareholder approval to issue common stock at a price below net asset value per share at the Annual Meeting. Although the Company has no specific plans at this time for use of the additional shares of common stock, having additional authorized shares of common stock available for issuance in the future would give the Company greater flexibility and would allow such shares to be issued without the expense and delay of a special shareholders’ meeting or waiting until the next annual meeting of shareholders. If the Company were unable to access the capital markets by issuing additional shares when attractive opportunities arise, the Company’s ability to grow over time and to continue to pay dividends to shareholders could be adversely affected.

The additional common stock to be authorized will have rights identical to the currently outstanding common stock of the Company. This proposal will not affect the par value of the Company’s common stock, which will remain at $0.25 per share. Under the Charter, shareholders do not have preemptive rights to subscribe for additional securities which may be issued by the Company.

If the Company issues additional shares of common stock, or other securities convertible into common stock in the future, it could dilute the voting rights of existing holders of common stock and could also dilute earnings per share of existing common shareholders. If, in the future, the Company sought shareholder approval to issue common stock at a price below net asset value per share it could dilute net asset value per share of existing common shareholders.

Certificate of Amendment

If approved, this amendment to the Charter would become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of Texas, a form of which is attached as Exhibit A, which the Company intends to file promptly after the Annual Meeting. In such event, the Charter would be amended to reflect the increase in the number of authorized shares of common stock.

Vote Required

The affirmative vote of the holders of at least two-thirds of outstanding shares as of the Record Date is required for the approval of this proposal.  Because the vote on the proposal is based on the total number of shares outstanding, abstentions and “broker non-votes” will have the same effect as voting “against” the proposal. Because brokers will have discretionary authority to vote for this proposal in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the amendment to the charter to increase the number of authorized shares of common stock.

PROPOSAL SIX: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the 1934 Act, we are asking our shareholders to provide advisory approval of the compensation of our current NEOs as described in the “Compensation Discussion and Analysis” section of this Proxy Statement. While this vote is advisory and non-binding, it will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for fiscal year ended March 31, 2019 and future periods. We currently provide our shareholders with an annual vote (on a non-binding basis) on executive compensation. The next advisory vote on executive compensation will occur at our 2020 annual meeting of shareholders.
As described further in the “Compensation Discussion and Analysis” section of this Proxy Statement, our fiscal year ended March 31, 2019 compensation structure was developed and designed to:

•	attract, retain and motivate exceptional executives,

•	reward past performance and provide incentives for future performance,

•	align executive compensation packages with the Company’s performance, and

•	align our executive officer’s long-term interests with the interests of our shareholders.

As a BDC, the 1940 Act constrains our ability to maintain performance-based compensation. Section 57(n) of the 1940 Act provides that a BDC, such as Capital Southwest, may not maintain both an equity incentive plan and a “profit-sharing plan,” for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company’s shareholders. Because our compensation philosophy utilizes equity compensation incentives, the Compensation Committee is not permitted to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation or grant equity compensation that is earned based on the achievement of Company financial performance goals (see “Compensation Discussion and Analysis—Compensation Philosophy and Overview—1940 Act Restrictions on Company Performance Based Compensation”).

It is the intention of the Compensation Committee that our executive officers be compensated fairly, competitively and consistent with our strategy, sound corporate governance principles and shareholder interests and concerns. Our corporate governance structure (including our Clawback Policy, our Stock Ownership and Holding Policy, and independent Compensation Committee) further supports our compensation programs and align the interests of our executive officers to that of our shareholders. The table below sets forth the best practice compensation features we have adopted.

Best Practice Compensation Features
✓ What we Do		✖ What we Don't Do
✓	DO balance both short-term and long-term incentives	✖	NO excessive perquisites or other benefits
✓	DO maintain rigorous stock ownership guidelines	✖	NO evergreen equity plan provisions
✓	DO maintain a clawback policy for both equity and cash awards	✖	NO guaranteed payout for cash incentive compensation
✓	DO cap payouts for awards under our short-term incentive program	✖	NO tax gross-ups
✓	DO appoint a compensation committee comprised solely of independent directors	✖	NO repricing or buyout of "underwater" stock options without shareholder approval

Vote Required

The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to approve, on an advisory basis, the compensation of our NEOs. Abstentions and "broker non-votes" will not be included in determining the number of votes cast and, as a result, do not affect the outcome.

The Board recommends that shareholders approve the program by approving the following advisory resolution:

“RESOLVED, that the shareholders of Capital Southwest Corporation approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement relating to the fiscal year ended March 31, 2019 pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table and other compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

THE BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.
If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the compensation of our NEOs in accordance with the recommendation of the Board.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis, or CD&A, provides information relating to the compensation earned by our NEOs in the fiscal year ended March 31, 2019 who were:

•	Bowen S. Diehl, President and Chief Executive Officer (“CEO”) and

•	Michael S. Sarner, Chief Financial Officer (“CFO”), Chief Compliance Officer, Secretary, and Treasurer.

Compensation Philosophy and Overview

The Compensation Committee has the primary authority to establish our compensation philosophy and the actual compensation levels for the NEOs and to administer all executive compensation arrangements and policies. The compensation programs of the Company adopted by our Compensation Committee are designed with the goal of providing compensation that is fair, reasonable and competitive. These programs are intended to align the compensation paid to our NEOs with both our short-term and long-term objectives and the interests of shareholders, which we believe will contribute to the achievement of long-term sustainable investment returns. The key elements of our compensation philosophy include: (1) designing compensation programs that enable us to attract and retain the best talent in the industry in which we compete; (2) aligning executive compensation packages with the Company’s performance; and (3) using long-term equity awards to align employee and shareholder interests.

The structure of the NEOs’ compensation program is designed to encourage and reward the following factors, among other things:

•	sourcing and pursuing attractively priced investment opportunities in both upper and lower middle market companies;

•	building a well performing investment portfolio that generates sustainable income and capital gains that sustain and grow the Company’s dividends and net asset value per share;

•	maintenance of liquidity and capital flexibility to accomplish the Company’s business objectives, including the preservation of investor capital;

•	attainment of superior risk-adjusted returns on the Company’s investment portfolio; and

•	professional development and growth of individual executives, the management team and other employees.

The Compensation Committee has the primary authority to establish compensation for the NEOs and other key employees and administers all executive compensation arrangements and policies. Our CEO assists the Compensation Committee by providing recommendations regarding the compensation of our CFO and other key employees based on the compensation objectives set by the Compensation Committee as well as current business conditions. The Compensation Committee exercises its discretion by modifying or accepting the CEO’s recommendations. The Compensation Committee determines our CEO’s compensation without assistance or consultation from our CEO. The CEO routinely attends a portion of the Compensation Committee meetings. However, the Compensation Committee meets in executive session without the CEO or other members of executive management from time to time.
In reviewing and deliberating over our fiscal 2019 compensation program, the Compensation Committee considered, among other things:

•	the economic conditions in the United States and abroad;

•	our business plan and underlying assumptions;

•	the goal of maintaining alignment between our senior management and our shareholders through the use of short- and long-term incentive compensation;

•	the benefits of maintaining a consistent approach to compensation and the structure of our programs through business cycles;

•	the anticipated performance of the our compensation programs based on our business plan and current financial position; and

•	information and reports prepared by proxy advisors, including Glass, Lewis & Co. and Institutional Shareholder Services Inc.

To determine the competitiveness of executive compensation levels, the Compensation Committee also reviews the compensation and benefits practices of a group of other internally and externally managed BDCs, including corporate and, to the extent available, executive performance measures established to achieve total returns for shareholders. The Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other BDCs, but takes such data into account as a factor for determining the compensation of our NEOs.

1940 Act Restrictions on Company Performance Based Compensation
As a BDC, the 1940 Act constrains our ability to maintain performance-based compensation. Consistent with Section 57(n) of the 1940 Act, a BDC, such as Capital Southwest, may not maintain both an equity incentive plan and a “profit-sharing plan” for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company’s shareholders. Accordingly, Capital Southwest previously has adopted and maintained equity incentive plans for its NEOs. As a result, the 1940 Act prohibits Capital Southwest from maintaining a “profit-sharing plan.”
The term “profit-sharing plan” is defined very broadly in the 1940 Act but in this context is generally viewed as referring to incentive and other compensation being directly tied to a company’s overall financial performance metrics, such as net income, realized gains or losses and unrealized appreciation or depreciation on investments. In this regard, the SEC has indicated that a compensation program possesses profit-sharing characteristics if a company is obligated to make payments under the program based strictly on the company’s financial performance metrics.
Due to these restrictions imposed by the 1940 Act, the Compensation Committee is not permitted to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation or grant equity compensation that is earned based on the achievement of Company financial performance goals. Instead, the Compensation Committee considers overall Company performance along with other factors, including individual performance criteria, and uses its discretion in determining the appropriate compensation for NEOs and other key employees. The Compensation Committee’s objective is to work within the 1940 Act regulatory framework to establish appropriate compensation levels, maintain pay-for-performance alignment and implement compensation best practices.
2018 Shareholder Advisory Vote on Executive Compensation
At our 2018 annual meeting of shareholders, our shareholders approved an advisory vote with 82% of the votes cast in favor of our compensation philosophy, policies and procedures and the 2018 fiscal year compensation of the NEOs (the "Advisory Vote"). Subsequently, the Compensation Committee took into account the results of the Advisory Vote in determining compensation policies and decisions of the Company during the fiscal year ended March 31, 2019. The Advisory Vote indicated to the Compensation Committee that our shareholders are supportive of the Company's existing compensation program.
In all categories, we believe our compensation plan, taken as a whole, helps us attract, retain and motivate exceptional executive officers and other employees, while aligning compensation with the long-term success of the Company and the interests and concerns of our shareholders. It is the intention of the Compensation Committee that our executive officers and other employees be compensated competitively and consistent with our strategy, sound corporate governance principles and shareholder interests and concerns.
Elements of Executive Compensation
For the fiscal year ended March 31, 2019, the components of Capital Southwest’s compensation program for NEO’s included:

Compensation Element	Form of Compensation	Compensation Objective
Base Salary	Cash paid on a regular basis throughout the year	Provide a level of fixed income that is competitive to allow the Company to attract and retain executive talent
Annual Cash Incentive Opportunities	Cash awards paid on an annual basis following year-end audit completion	Reward NEOs who contribute to our financial performance and strategic success during the year and reward individual achievements
Long-term Equity Compensation Awards	Restricted stock awards are subject to a graded vesting over four or five years and are contingent on continued employment with the Company
Reward NEOs who contribute to our success through the creation of shareholder value, to provide meaningful retention incentives, to reward individual achievements and to align interests with shareholders

Other Benefits	Defined contribution plan and other employee benefit plans that are available to our general employee population
Provide competitive employee benefits and encourage employees’ retirement planning. Our NEOs participate in our defined contribution plan and other employee benefit plans on the same basis as our general employee population.

In the fiscal year ended March 31, 2019, our compensation program was comprised primarily of the following three elements: (1) base salary, (ii) annual cash bonus and (iii) long-term equity incentive compensation. The Compensation Committee does not allocate a fixed percentage of the NEO compensation packages to each of these elements. Instead, the Compensation Committee targets total compensation at levels comparable to other BDCs, private equity firms, mezzanine lenders, hedge funds, specialized commercial banks, REITs and other specialty finance companies. The long-term equity incentive compensation allows us to align a component of our compensation program over a longer-term to more closely align the interests of our NEOs with those of our shareholders. In designing our compensation program, the Compensation Committee seeks to achieve an appropriate balance among these elements to create a compensation program that incentivizes our NEOs to focus on financial and operating results in the near term and the creation of shareholder value over the long-term.
Base Salaries
Salaries were determined by the Compensation Committee for each of the NEOs on an individual basis, taking into consideration individual contributions to overall company and individual performance, length of tenure, compensation levels for comparable positions within other internally and externally managed BDCs and internal pay equity among similar positions within the Company. The Compensation Committee placed more emphasis on those compensation elements which are linked to long-term results.
In the fiscal year ended March 31, 2019, after consideration of the factors set forth above, the Compensation Committee determined the annual base salary of Mr. Diehl would remain $442,000, consistent with fiscal 2018 and fiscal 2017. The Compensation Committee determined the annual base salary of Mr. Sarner would remain $373,000, consistent with fiscal 2018 and fiscal 2017. The Compensation Committee believes that the base salaries of our NEOs are appropriate for each NEO as a component of his overall compensation package.
Annual Cash Incentive Opportunities
Annual cash incentive opportunities are intended to reward individual performance as well as operating results during the year and therefore can be highly variable from year to year. The Compensation Committee established the target annual cash incentive opportunities for the NEOs at the start of the year, taking into account the potential contribution by that executive to overall company performance and each executive’s industry experience, relative to the market. For the fiscal year ended March 31, 2019, the Compensation Committee set the annual cash incentive target at 150% of annual base salary for Mr. Diehl and 125% of annual base salary for Mr. Sarner, consistent with fiscal 2018 and fiscal 2017.
At the start of each fiscal year, the Compensation Committee also establishes non-formulaic Company performance measures. The Compensation Committee strives to ensure that these non-formulaic performance measures utilized each year to evaluate NEO performance effectively align the performance of each individual NEO with the performance of the Company and the interests of shareholders. The fiscal 2019 non-formulaic Company performance measures used for determining the annual cash incentive for NEOs included, among other things, the following:

•	Dividend growth;

•	Preservation of net asset value;

•	Capital raised;

•	Portfolio growth;

•	Portfolio non-accruals;

•	Successful portfolio exits; and

•	Operating leverage.

The Compensation Committee evaluated the overall outcome of these performance measures on a holistic basis in determining the annual cash incentive payout. In determining the cash incentive awards for the fiscal year ended March 31, 2019, the Compensation Committee considered the following: (1) declared $2.27 per share in total cash dividends compared to $0.99 per share in the prior year; (2) capital raised of $128.2 million, including the Company’s first public equity offering, compared to $137.5 million raised in the prior year; (3) $524 million of investments at fair value, compared to $393 million investments at fair value at the end of the prior year;  (4) $64 million in proceeds received from seven portfolio company exits, generating a weighted average IRR of 21.8%; and (5) run-rate operating leverage, defined as Q4 annualized operating expenses divided by Q4 average total assets, decreased to 2.8% compared to 3.4% in the prior year.
The Compensation Committee concluded that the performance of the Company and each individual NEO was at a consistently high level in fiscal 2019, resulting in excellent financial results. Based on the Board’s evaluation of fiscal 2019, and upon completion of the annual audit, Mr. Diehl was awarded an annual cash incentive of $700,000 (representing 158% of his base salary) and Mr. Sarner was awarded an annual cash incentive of $501,219 (representing 134% of his base salary). The Compensation Committee believes the annual cash incentives earned by the NEOs are appropriate in relation to Capital Southwest’s financial performance for fiscal 2019.
Long-Term Equity Compensation
The Board and its shareholders previously approved the 2009 Stock Incentive Plan and 2010 Restricted Stock Award Plan. The Compensation Committee ceased granting additional stock options prior to the spin-off (the “Spin-Off”) of our CSW Industrials, Inc. (“CSWI”) businesses and will not grant additional options under the 2009 Stock Incentive Plan. The 2010 Restricted Stock Award Plan allows Capital Southwest to provide long-term stock-based compensation opportunities to certain key employees, including our NEOs. Capital Southwest utilizes long-term stock-based awards as a component of NEO compensation in order to: (1) align compensation with the creation of shareholder value; (2) create opportunities for increased stock ownership by executives; and (3) attain competitive levels of total compensation over the long term.
2010 Restricted Stock Award Plan
In 2010, the Company received exemptive relief from the SEC that permits Capital Southwest to grant restricted stock in exchange for or in recognition of services by its executive officers and certain key employees. Pursuant to the 2010 Restricted Stock Award Plan, the Compensation Committee may award shares of restricted stock to plan participants in such amounts and on such terms as the Compensation Committee determines in its sole discretion, provided that such awards were consistent with the conditions in the SEC’s exemptive order. Each restricted stock grant is for a fixed number of shares as set forth in an award agreement between the grantee and Capital Southwest. Award agreements describe the applicable time vesting schedules and other appropriate terms and/or restrictions with respect to awards. Participants who have received restricted stock awards will receive dividends at the same time as our shareholders do and will have voting rights with respect to such shares. Except for restricted stock granted in connection with the Spin-Off as described below, the grants of restricted stock vest ratably over four or five years. On August 22, 2017, we received an exemptive order that allows us to withhold shares to satisfy tax withholding obligations related to the vesting of restricted stock granted pursuant to the 2010 Restricted Stock Award Plan.  At the 2018 Annual Meeting of Shareholders, shareholders voted to approve the Amendment and Restatement of the 2010 Restricted Stock Award Plan. This amendment implemented the following best practice governance provisions: (i) double-trigger vesting upon a change in control for all future awards of restricted stock granted under the 2010 Restricted Stock Award Plan, (ii) a one-year minimum vesting period for all future awards of restricted stock granted under the 2010 Restricted Stock Award Plan (except with respect to up to 5% of the number of shares of our common stock available for issuance under the 2010 Restricted Stock Award Plan) and (iii) the cancellation or forfeiture of future awards of restricted stock granted under the 2010 Restricted Stock Award Plan in the event the participant engages in detrimental activity in accordance with our Clawback Policy.
On an annual basis, the Compensation Committee considers employee performance and future potential when determining the amount of restricted stock awards to recommend for each executive officer. In addition, the Compensation Committee considers each NEO’s total cash compensation in relation to the proposed stock award and the effect of dilution of net asset value per share and earnings per share prior to awarding the stock grants. On October 24, 2018, the Board, through the Compensation Committee, approved restricted stock awards for our NEOs. Mr. Diehl was awarded 51,000 shares of restricted stock. The aggregate grant date fair value of the award was $978,690. The determination to grant this award is based on Mr. Diehl’s leadership in the strategic direction of the Company, the asset allocation strategy and the investment committee, which enabled us to achieve our operational and financial objectives. Mr. Diehl’s performance during this time period was vital to our Company’s success. Mr. Sarner was awarded 43,400 shares of restricted stock. The aggregate grant date fair value of the award was $832,846. The determination to grant this award is based on Mr. Sarner’s role in managing all financial aspects of our Company, and his leadership in matters relating to our capital structure, investment committee and investor relations. Mr. Sarner’s restricted stock awards also reflect his continued service as our CFO, Chief Compliance Officer, and Secretary, Treasurer.
Historical Elements of Executive Compensation
Prior to the Spin-Off, we granted long-term cash incentive awards and stock options to our NEOs, as described below.
Long-Term Cash Incentive Awards
The Compensation Committee has historically used our long-term cash incentive awards (the “Individual Incentive Awards”) as a way to motivate its executives to increase the value of the Company as reflected by our net asset value, without the dilution that accompanies the use of stock options or restricted stock awards. Individual Incentive Awards generally vest on the fifth anniversary of the award date, providing a meaningful retention device. The Compensation Committee generally sets the baseline for measuring increases in net asset value at Capital Southwest’s most recent quarterly net asset value per share at the time of issuance, requiring sustained asset value appreciation for the awards to provide a meaningful return. In connection with the Spin-Off, all Individual Incentive Awards were amended to provide that the payments due thereunder would be based on our net asset value as of June 30, 2015. During the year ended March 31, 2019 Mr. Diehl's Individual Incentive Awards vested and he received a payment of $62,671. As of March 31, 2019, there are no Individual Incentive Awards outstanding. We retained all liabilities related to Individual Incentive Awards granted to NEOs following the Spin-Off, including with respect to those executive officers whose employment transferred to CSWI. Upon exercise of an Individual Incentive Award, Capital Southwest pays the recipient a cash payment in an amount equal to (1) the net asset value per share as of June 30, 2015 minus the baseline net asset value per share, multiplied by (2) the number of units subject to such Individual Incentive Award. The Compensation Committee did not grant any Individual Incentive Awards during fiscal 2019 and does not intend to grant additional Individual Incentive Awards in the future.
Spin-Off Compensation Plan
On August 28, 2014, the Board adopted the Spin-Off Compensation Plan, which entitled Mr. Diehl and other former executives to certain nonqualified options, restricted stock and cash awards upon the consummation of the Spin-Off. The Spin-Off Compensation Plan was intended to align the compensation of the Company’s key officers with the Company’s strategic objective of increasing the market value of the Company’s shares through a transformative transaction for the benefit of the Company’s shareholders. Under the Spin-Off Compensation Plan, Mr. Diehl and the other executives were collectively eligible to receive a total amount equal to six percent of the aggregate increase in the Company’s market value from August 28, 2014 (using a base price of $36.16 per share) to the date of the transformative transaction (the “Determination Date”) and such payment amount (the “Total Payment Amount”). The first plan component consisted of an aggregate 259,000 nonqualified options at an exercise price of $36.60 per share, of which Mr. Diehl was granted 86,334. The second plan component consisted of an aggregate 127,000 shares of restricted stock which have voting rights but do not have cash dividend rights, of which Mr. Diehl was granted 42,000 shares. The final plan component consisted of cash incentive payments awarded to each participant in an amount equal to the excess of each awardee’s allocable portion of the Total Payment Amount over the aggregate value as of the Determination Date of the awardee’s restricted stock and nonqualified option awards under the Spin-Off Compensation Plan. The amount of the final plan component received by Mr. Diehl was approximately $2.1 million.
On September 8, 2015, the Board designated the Spin-Off as a transformative transaction for purposes of the executive compensation plan and amended the award agreements granted under the plan to provide for accelerated vesting of the awards held by a participant in the event of a termination of that participant’s service effected by the participant for good reason, by the employer without cause, or as a result of the disability or death of the participant. On September 30, 2015, we completed the Spin-Off through a tax-free pro-rata share distribution of CSWI’s common stock to CSWC shareholders of record on September 18, 2015. All awards granted under the Spin-Off Compensation Plan are fully vested.
The total value accretion was six percent of the aggregate appreciation in Capital Southwest’s share price from $36.16 to the combined volume-weighted average prices of both our and CSWI’s stock as of December 29, 2015. The cash component of the Spin-Off Compensation Plan was the difference between the total value accretion and the aggregate value of the awardee’s restricted common stock and non-qualified option awards under the plan. The first cash payment was made in January 2016, the second cash payment was made in January 2017, and the final payment was made in January 2018.
Other Benefits
Effective October 1, 2015, we established a qualified defined contribution plan (the “401(k) Plan”) intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) Plan permits all full-time employees to defer a portion of their total annual compensation up to the maximum amount allowed under the Code. We make contributions to the 401(k) Plan on behalf of employees up to 4.5% of the employee’s eligible compensation, all of which is fully vested immediately. Mr. Diehl and Mr. Sarner were eligible to participate in the 401(k) Plan in fiscal 2019 on the same basis as all other employees of the Company.
Additionally, the Company’s NEOs participate in the same benefit plans and programs as the Company’s other employees, including comprehensive medical and dental insurance and vision care.
The Company provides no other material benefits, perquisites or retirement benefits to the NEOs.
Potential Payments upon Change in Control or Termination of Employment
Capital Southwest offers change-in-control benefits under its long-term incentive plans to motivate executives to focus on transactions that are likely in the best interests of Capital Southwest’s shareholders, even though such transactions may result in a loss of employment for the executives. Capital Southwest believes its programs are consistent with market practices and therefore also serve to attract and retain its executives. Restricted Stock awards granted under the 2010 Restricted Stock Award Plan that are outstanding at the time of a change of control will only vest upon such change in control if either (1) within two years following the change in control, the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment or service for good reason or (2) such awards are not assumed or converted into replacement awards in a manner described in the 2010 Restricted Stock Award Plan.
Clawback Policy
On April 25, 2018, our Board adopted a Clawback Policy effective for all incentive-based compensation granted on or after April 25, 2018. Under the Clawback Policy, “incentive-based compensation” refers to “(i) the annual and other short-term incentive awards granted or earned based on individual or Company-wide goals under the Company’s annual or short-term cash incentive compensation programs; (ii) the restricted stock awards and other long-term incentive awards granted or vested under the Company’s equity or long-term incentive plans and programs; and (iii) any other incentive-based compensation granted or earned pursuant to an “incentive plan,” as such term is defined for purposes of Regulation S-K under the Exchange Act; plus any shares of stock issued under, and/or any other benefit related to, such compensation.” The Board adopted the Clawback Policy in anticipation of the requirements to be adopted by the SEC and the listing requirements expected to be adopted by the Nasdaq Global Select Market that would implement the incentive-based compensation recovery requirements set forth in Section 10D of the 1934 Act.  We believe our Clawback Policy supports our compensation structure and further aligns the interests of our executive officers to the interests and concerns of our shareholders.  Our Clawback Policy applies to our executive officers, which currently consists only of our NEOs.
If the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the U.S. federal securities laws and the Compensation Committee reasonably, and in good faith, determines that any current or former executive officer of the Company who was granted and received incentive-based compensation on or after April 25, 2018 has willfully committed misconduct that contributed to the noncompliance that resulted in the Company’s obligation to prepare the accounting restatement, then the Compensation Committee will direct the Company to, subject to the terms of the Clawback Policy, use prompt and reasonable efforts to recover from each such executive officer the excess incentive-based compensation, as determined by the Compensation Committee, in its sole discretion, such executive officer received over what would have been received based on the accounting restatement.  For this purpose, “misconduct” means an act of fraud or dishonesty in the performance of an executive officer’s duties.  A restatement of the Company’s financial statements due to a change in accounting policies or principles shall not require a clawback of excess incentive-based compensation.  Additionally, if the Compensation Committee reasonably, and in good faith, determines that an executive officer who was granted and received incentive-based compensation on or after April 25, 2018 has engaged in detrimental activity, then the Compensation Committee will direct the Company to, subject to the terms of the Clawback Policy, use prompt and reasonable efforts to recover from such executive officer any incentive-based compensation that the Compensation Committee reasonably and in good faith deems appropriate.  For this purpose, “detrimental activity” includes the following: (1) use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company; or (2) engagement in any misconduct that results in significant financial or reputational harm to the Company or any of its subsidiaries. The Compensation Committee has the exclusive authority to determine the amount of the excess incentive-based compensation.
Stock Ownership and Holding Policy
On April 25, 2018, our Board adopted a Stock Ownership and Holding Policy that is applicable to all of our executive officers.  The Stock Ownership and Holding Policy requires our CEO to own common stock equal to four times his annual base salary, our CFO to own common stock equal to three times his annual base salary and all other executive officers to own common stock equal to three times their base salary.  Our executive officers are also required to hold 100% of all net shares (i.e. shares remaining after payment of taxes) of our common stock acquired pursuant to the exercise of stock options or vesting of restricted stock until the earlier of twelve months following vesting (or exercise for stock options) or their termination of employment.  Our executive officers’ compliance with the Stock Ownership and Holding policy will be measured as of March 31 of each year.  Our Compensation Committee has discretion under the Stock Ownership and Holding Policy to grant a waiver of these requirements upon request based on the personal circumstances of our executive officers.  Currently, both of our NEOs are in compliance with the Stock Ownership and Holding Policy.
Compensatory Risk Assessment
Capital Southwest works to integrate sound risk management into its compensation programs. Capital Southwest implements a multi-faceted strategy to mitigate risk in compensation. Capital Southwest believes our focus on long-term stable compensation programs and our ability to retain long-term employees work to limit incentives to take unnecessary or imprudent risk-taking actions. Capital Southwest also provides stable fixed cash compensation to each of our executive officers to limit the financial exposure that our NEOs face as holders of significant equity in our enterprise.
In April 2019, the Compensation Committee undertook a review of its compensation programs and determined that the programs are not reasonably likely to have a material adverse effect on Capital Southwest. The Compensation Committee analyzed the competitiveness of the components of compensation described above on both an individual and aggregate basis. The Compensation Committee believes that the total compensation paid to the NEOs in fiscal 2019 was consistent with the overall objectives of the Company’s executive compensation program.
COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with Capital Southwest’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Jack D. Furst, Chairman
Christine S. Battist
David R. Brooks
John H. Wilson
T. Duane Morgan
William R. Thomas III

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table includes information concerning compensation received by our NEOs for fiscal years ended March 31, 2019, 2018 and 2017:

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards (1)	Non-Equity Incentive Plan Compensation		All Other Compensation (2)	Total
Bowen S. Diehl	2019	$442,000	$700,000		$978,690	$62,671	(3)	$263,409	$2,446,770
President and Chief	2018	$442,000	$729,300		$786,240	$689,686	(3)	$104,826	$2,752,052
Executive Officer	2017	$442,000	$751,938	(4)	$624,450	$689,686	(3)	$34,268	$2,542,342
Michael S. Sarner	2019	$373,000	$501,219		$832,846	$—		$204,245	$1,911,310
Chief Financial Officer, Chief Compliance Officer,	2018	$373,000	$512,875		$655,200	$—		$77,288	$1,618,363
Secretary and Treasurer	2017	$373,000	$528,795	(4)	$499,560	$—		$27,309	$1,428,664

(1)
These amounts represent the grant date fair value of restricted stock awards determined in accordance with ASC 718 based on the closing price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts do not correspond to the actual value that will be recognized by our NEOs upon vesting of these grants. See Note 9 of the consolidated financial statements in Capital Southwest’s Annual Report for the fiscal year ended March 31, 2019 regarding assumptions underlying valuation of equity awards.

(2)	See “All Other Compensation” table below for information regarding amounts included in this column.

(3)
“Non-Equity Incentive Plan Compensation” for Mr. Diehl includes $62,671 for Individual Incentive Awards in fiscal 2019 and $689,686 in fiscal 2018 and 2017 for cash incentive awards under the Spin-Off Compensation Plan. The final payment of the Spin-Off Compensation Plan was made in December 2017.

(4)	These numbers were previously reported in the column titled “Non-Equity Incentive Plan Compensation” for fiscal year 2017.

All Other Compensation

Name and Principal Position	Fiscal Year	401K Plan Contributions	Dividends (1)	Total
Bowen S. Diehl	2019	$12,375	$251,034	$263,409
President and Chief	2018	$12,150	$92,676	$104,826
Executive Officer	2017	$9,894	$24,374	$34,268
Michael S. Sarner	2019	$11,855	$192,390	$204,245
Chief Financial Officer, Chief Compliance Officer,	2018	$12,150	$65,138	$77,288
Secretary and Treasurer	2017	$13,344	$13,965	$27,309

(1)	These amounts reflect dividends received on unvested restricted shares held by the NEO, which were not included in the grant date fair value of the awards previously reported.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of a plan-based award to our NEOs in the fiscal year ended March 31, 2019.

Name	Grant Date	Stock Awards: Number of Shares of Stock (1)	Grant Date Fair Value of Stock Awards (2)
Bowen S. Diehl	11/15/2018	51,000	$978,690
Michael S. Sarner	11/15/2018	43,400	$832,846

(1)
These restricted stock awards under the 2010 Restricted Stock Award Plan vest one-fourth each year beginning on the first anniversary of the grant date, subject to continued employment. Restricted stock awards entitle the holder to dividends and voting rights beginning on the grant date.

(2)	The amounts represent the grant date fair value of restricted stock awards determined in accordance with ASC 718 based on the closing price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to the outstanding equity awards held by our NEOs as of March 31, 2019.

Name	Number of securities underlying unexercised Options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date	Number of shares of stock that have not vested(1)	Market value of shares of stock that have not vested(2)
Bowen S. Diehl	—	—	—	$—	—	119,412	$2,512,428
Michael S. Sarner	—	—	—	—	—	95,900	$2,017,736

(1)
With respect to Mr. Diehl, 11,750 shares of restricted stock will vest on November 10, 2019, 10,781 shares of restricted stock will vest on each of November 15, 2019 and 2020, 11,700 shares of restricted stock will vest on each of November 15, 2019, 2020, and 2021, and 12,750 shares of restricted stock will vest on each of November 15, 2019, 2020, 2021 and 2022. With respect to Mr. Sarner, 6,000 shares of restricted stock will vest on November 10, 2019, 8,625 shares of restricted stock will vest on each of November 15, 2019 and 2020, 9,750 shares of restricted stock will vest on each November 15, 2019, 2020, and 2021 and 10,850 shares of restricted stock will vest on each November 15, 2019, 2020, 2021 and 2022.

(2)
The value of the non-vested restricted stock was computed by multiplying the number of non-vested shares of restricted stock by $21.04, the closing stock price on March 29, 2019, the last trading day of fiscal 2019.

Option Exercises and Stock Awards Vested in Fiscal Year

The following table provides information regarding the vesting of restricted stock and the exercise of options held by each of our NEOs for the fiscal year ended March 31, 2019.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Bowen S. Diehl	70,588	$541,152	35,231	$678,863
Michael S. Sarner	—	$—	24,375	$467,614

(1)	The value realized on exercise equals the number of shares multiplied by the difference between the closing price on the day of exercise and the exercise price of the options.

(2)	The value realized equals the number of shares multiplied by the closing price on the day prior to the vesting date (not taking into account any net exercise for the payment of taxes).

Potential Payments Upon Termination or Change in Control
The agreements governing our restricted stock awards and our long-term cash incentive awards to employees, including NEOs, provide upon certain transactions involving a change in control or upon a participant’s death or disability (each as defined in the award agreement or plan documents), that unvested shares of restricted stock will fully vest and the long term cash incentive awards would be paid. The acceleration of unvested restricted stock would apply to both Mr. Sarner and Mr. Diehl.
The following table quantifies potential compensation that would have become payable to each of our NEOs if their employment had terminated on March 31, 2019, given the closing price of our common stock on that date. In addition, the table quantifies the compensation that would have become payable to each of our NEOs assuming that a change in control of Capital Southwest had occurred on March 31, 2019, and determining any amounts that would be payable under all compensation agreements in effect as of that date.

	Cash Payments	Acceleration of Equity Awards(1)	Total
Bowen S. Diehl
Termination for Cause	$—	$—	$—
Termination without Cause	—	—	—
Change in Control(2)	—	1,439,388	1,439,388
Double-Trigger Vesting(3)	—	2,512,428	2,512,428
Death or Disability	—	2,512,428	2,512,428
Michael S. Sarner
Termination for Cause	—	—	—
Termination without Cause	—	—	—
Change in Control(2)	—	1,104,600	1,104,600
Double-Trigger Vesting(3)	—	2,017,736	2,017,736
Death or Disability	—	2,017,736	2,017,736

(1)	Amounts reflected in this table do not include the value of any CSWI equity awards that will accelerate upon a change in control of CSWC.

(2)
Change of control payment does not assume or require termination of the employee and includes only those awards granted prior to the Amended and Restated 2010 Restricted Stock Award Plan effective August 2, 2018.

(3)
In the event of the consummation of a change in control in the Company, all outstanding awards granted under the Amended and Restated 2010 Restricted Stock Award Plan effective August 2, 2018 will vest only where either (1) within two years following the change in control, the participant’s employment or service is involuntarily terminated for reasons other than for cause (as defined in the 2010 Restricted Stock Award Plan) or the participant terminates his or her employment or service for good reason (as defined in the 2010 Restricted Stock Award Plan) or (2) such awards are not assumed or converted into replacement awards in a manner described in the 2010 Restricted Stock Award Plan (hereinafter referred to as “Double-Trigger Vesting”).  All awards of restricted stock granted under the 2010 Restricted Stock Award Plan prior to adoption and approval of the Amended and Restated 2010 Restricted Stock Award Plan on August 2, 2018 accelerate automatically upon a change in control of the Company.

Pay Ratio Disclosure
We are providing the following information about the relationship of the median of the annual total compensation of all of our employees (other than Mr. Diehl, our President and CEO) and the annual total compensation of Mr. Diehl.  As of March 31, 2019, we determined that the median of the annual total compensation of all of our employees, other than our CEO, was $238,150 and the annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $2,446,770.  Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees in fiscal 2019 was 10 to 1.
The pay ratio provided is a reasonable estimate as of March 31, 2019 calculated in a manner consistent with Item 402(u) of Regulation S-K.  The data used to calculate the pay ratio are specific to our Company and our employee population.  As a result, our pay ratio may not be comparable to the pay ratios of other companies.  We had 21 employees (excluding Mr. Diehl) as of March 31, 2019 all located in our Dallas, Texas office.  To identify the median employee from our employee population, we compared the salary, bonus, stock awards, option awards, non-equity incentive plan compensation, 401(k) Plan employer match and dividends. Upon identifying our median employee, we combined all of the elements of such employee’s compensation for fiscal 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual compensation for the median employee of $238,150.  The Company annualized the salary and bonus component of total compensation for employees that were employed by the Company for less than the full fiscal year.  We used the annual total compensation of our CEO as reported in the “Total” column of our Summary Compensation Table in this Proxy Statement.

PROPOSAL SEVEN: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
The Audit Committee and the Board has appointed RSM US LLP to serve as the independent registered accounting firm for the Company for the fiscal year ending March 31, 2020.
SEC regulations and the Nasdaq Stock Market Rules require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders. Accordingly, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider the appointment.
RSM US LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. A representative of RSM US LLP will be present at the Annual Meeting and will have the opportunity to make a statement and is expected to be available to respond to appropriate questions you may have.
Vote Required
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2020. Abstentions have the same effect as votes cast against the proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2020.
If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the ratification of the appointment of RSM US LLP as our independent registered accounting firm for the fiscal year ending March 31, 2020 in accordance with the recommendation of the Board.

Audit and Other Fees Paid to Prior Independent Registered Public Accounting Firm
The following table sets forth fees for services rendered by RSM US LLP for the fiscal years ending March 31, 2019 and 2018 as of the date of this Proxy Statement.

Service	2019	2018
Audit Fees (1)	$369,700	$343,087
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$369,700	$343,087

(1)
Audit fees include fees billed for the audit of our financial statements included in the Annual Report, the review of financial statements included in our Quarterly Reports on Form 10-Q, the audit of the effectiveness of our internal control over financial reporting, and for services that are provided by RSM US LLP in connection with statutory regulatory filings or engagements.

(2)
Audit related fees would include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent accountant, such as attest services that are not required by statute or regulation.

(3)	Tax fees would include professional services rendered for corporate and subsidiary tax compliance and consulting.

(4)	Fees for other services would include fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT
As of the date of this report, the Audit Committee is currently composed of six members of the Board. Each member is an independent director as required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and Nasdaq Stock Market Rules. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee. The Audit Committee's charter is available on Capital Southwest’s website at http://www.capitalsouthwest.com/media/audit-committee-charter.pdf.
The Audit Committee oversees Capital Southwest’s financial reporting process and system of internal control over financial reporting on behalf of the Board. Management is responsible for preparing Capital Southwest’s financial statements and Capital Southwest’s reporting process, including Capital Southwest’s system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the valuation of securities and other significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing, and does not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or U.S. generally accepted accounting principles (“GAAP”). The Audit Committee relies, without independent verification, on the information provided to them and on the representations made by management and Capital Southwest’s independent registered public accounting firm.
Audit Firm Selection/Ratification
The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s registered independent auditors.

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. RSM US LLP has been the Company’s independent registered public accounting firm since June 2017.

When conducting its latest review of RSM US LLP, the Audit Committee actively engaged with RSM US LLP’s engagement partners and considered, among other factors:

•	the professional qualifications of RSM US LLP and that of the lead audit partner and other key engagement members relative to the current and ongoing needs of the Company;

•	RSM US LLP’s historical and recent performance on the Company’s audits, including the extent and quality of RSM US LLP’s communications with the Audit Committee related thereto;

•	management’s assessment of RSM US LLP’s performance;

•	the appropriateness of RSM US LLP’s fees relative to both efficiency and audit quality;

•	RSM US LLP’s independence policies and processes for maintaining its independence;

•	reports of the Public Company Accounting Oversight Board (United States) (“PCAOB”) on RSM US LLP;

•
RSM US LLP’s tenure as the Company’s independent registered public accounting firm and its related depth of understanding of the Company’s businesses, operations and systems and the Company’s accounting policies and practices;

•	RSM US LLP’s demonstrated professional integrity and objectivity; and

•	the relative benefits, challenges, overall advisability and potential impact of selecting a different independent registered public accounting firm.

As a result of this evaluation, the Audit Committee approved the appointment of RSM US LLP for the fiscal year ending March 31, 2020.

Pre-Approval Policy

The Audit Committee has determined that the provision of non-audit services by RSM US LLP was compatible with maintaining RSM US LLP’s independence. At its regularly scheduled and special meetings, the Audit Committee considers and pre-approves all audit, audit related and non-audit services to be performed by our independent accountants in accordance with its pre-approval policy. In accordance with the Audit Committee’s charter, the Audit Committee approves in advance all audit, audit related and tax services to be provided by our independent registered public accounting firm. During fiscal 2019, all services were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm, RSM US LLP, was responsible for performing an independent audit of Capital Southwest’s consolidated financial statements for the fiscal year ended March 31, 2019 in accordance with the standards of the PCAOB and for expressing an opinion on the conformity of those audited financial statements with GAAP. The Audit Committee reviewed with RSM US LLP its judgment as to the quality, not just the acceptability, of Capital Southwest’s accounting principles, the reasonableness of the valuation of securities and other significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee by Statements on Auditing Standards No. 1301, as adopted by the PCAOB in Rule 3200T and by Rule 2‑07 under Regulation S-X under the 1934 Act, Communications with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning RSM US LLP’s independence, and has discussed with RSM US LLP the independent accountant’s independence.
The Audit Committee discussed with RSM US LLP the overall scope and plans for their audit and also met with them, with and without management present, to discuss the results of their audit, their evaluation of Capital Southwest’s system of internal controls over financial reporting and the overall quality of Capital Southwest’s financial reporting.
The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2019 with management and RSM US LLP and also discussed with management and RSM US LLP the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany our periodic filings with the SEC.
Conclusion
Based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, all of the Audit Committee members, whose names are listed below, recommended to the Board that the Board approve the inclusion of the audited consolidated financial statements for the fiscal year ended March 31, 2019 in the Annual Report on Form 10‑K.

Audit Committee
Christine S. Battist, Chair
David R. Brooks
Jack D. Furst
T. Duane Morgan
William R. Thomas III
John H. Wilson

The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have written procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors and employees and any person controlling or under common control with us, subject to limited exceptions.
In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with CSWC, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors. The Audit Committee is responsible for approving related party transactions exceeding $50,000 in aggregate value.
In addition, our Code of Conduct and our Code of Ethics, which are applicable to all of our employees, officers and directors, require that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Conduct and our Code of Ethics are available at http://www.capitalsouthwest.com/governance.
PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice, which is required by state and federal law, explains the privacy policies of Capital Southwest and its affiliated companies. This notice supersedes any other privacy notice you may have received from Capital Southwest, and its terms apply both to our current stockholders and to former stockholders as well.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain physical, electronic, and procedural safeguards that comply with federal and state standards. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about Capital Southwest, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

•
The People and Companies that Make Up Capital Southwest. It is our policy that only authorized employees who need to know your personal information will have access to it. Capital Southwest personnel who violate our privacy policy are subject to disciplinary action.

•
Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•
Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

OTHER MATTERS
As of the mailing date of this Proxy Statement, the Board knows of no other matters to be presented at the Annual Meeting. Should any of the matters requiring a vote of the shareholders arise at the Annual Meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.
Shareholder Proposals for 2020 Annual Meeting
Any shareholder proposal for the 2020 annual meeting of shareholders must be sent to our corporate secretary at 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240, Attention: Secretary. The deadline for receipt of a proposal to be considered for inclusion in the proxy statement for the 2020 annual meeting of shareholders is 5 p.m., Central Time, on February 15, 2020. Our NCG Committee will review all shareholder proposals and makes recommendations to the Board for action on such proposals. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2020 annual meeting of shareholders.

Our bylaws require that any shareholder wishing to nominate a candidate for director or to propose other business at the 2020 annual meeting of shareholders (other than proposals submitted pursuant to Rule 14a-8 under the 1934 Act) must give us written notice between February 15, 2020 and March 16, 2020, unless the 2020 annual meeting of shareholders is called for a date that is not within 30 days before or after the anniversary of the 2019 annual meeting of shareholders, in which case notice must be received in compliance with our bylaws. The notice must comply with the requirements of our bylaws and any applicable law. Any such business should be addressed to our corporate secretary at 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240, Attention: Secretary. Any proposal or nomination that is not timely received by our Secretary or otherwise does not meet the requirements set forth in our bylaws or applicable SEC rules may not be considered at the next annual meeting.
Reduce Duplicate Mailings
We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions, we or your broker may discontinue mailings of multiple copies.
Once you have received notice from the account holder or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this Proxy Statement, the Annual Report and notice of availability of these materials and you wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares in your name. You can notify us by sending a written request to Capital Southwest Corporation, 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240, Attention: Secretary, or by contacting us at (214) 238‑5700, and we will promptly deliver materials as requested.

Exhibit A

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
CAPITAL SOUTHWEST CORPORATION

Pursuant to the provisions of Section 3.053, Section 21.052 and Sections 21.054-21.055 of the Texas Business Organizations Code (the “TBOC”), Capital Southwest Corporation, a for-profit corporation existing under the TBOC (the “Corporation”), hereby adopts the following Certificate of Amendment to its Articles of Incorporation.

Article I

The name of the Corporation is Capital Southwest Corporation. The Corporation is a for-profit corporation. The file number issued to the Corporation by the Secretary of State is 17385700. The date of formation of the Corporation is April 19, 1961.

Article II

ARTICLE THREE of the Corporation’s Articles of Incorporation is amended and restated, in its entirety, as follows:

ARTICLE THREE

This corporation is organized and chartered expressly for the purpose of operating either as a management investment company (as defined in the Investment Company Act of 1940, as amended) registered under the Investment Company Act of 1940, as amended, or as a business development company under the Investment Company Act of 1940, as amended.

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the corporation shall be necessary to authorize any of the following actions: (i) a change in the nature of the business of the corporation so that it will cease to be either a management investment company registered under the Investment Company Act of 1940, as amended, or a business development company under the Investment Company Act of 1940, as amended, and (ii) any amendment to the Articles of Incorporation of the corporation that would reduce the majority vote required to authorize any of the actions in this Article Three.

Article III

ARTICLE FOUR of the Corporation’s Articles of Incorporation is amended and restated, in its entirety, as follows:

ARTICLE FOUR

The total number of shares of all classes of stock that the corporation shall have the authority to issue is Forty Million (40,000,000) shares of common stock, par value $0.25 per share.

No shareholder shall be entitled, as a matter of right, to purchase or subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, including, but not limited to, treasury stock, or any notes, debentures or bonds, or other securities, convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized. Any such securities or additional shares of stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion shall be deemed advisable.

Each share of common stock, issued and outstanding, shall be entitled to one vote.

At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

Article IV

ARTICLE NINE of the Corporation’s Articles of Incorporation is amended and restated, in its entirely, as follows:

ARTICLE NINE

The number of Directors shall be not less than three (3).
Any one or more directors may be removed from office only for cause by the shareholders as provided herein and may not be removed without cause. At any annual meeting of shareholders of the corporation or at any special meeting of shareholders of the corporation, the notice of which shall state that the removal for cause of a director or directors is among the purposes of the meeting, the holders of the outstanding shares of the corporation entitled to vote thereon, present in person or by proxy, by the affirmative vote of at least a majority of the outstanding shares of common stock of the corporation entitled to vote, may remove such director or directors for cause but not otherwise.

Article V

ARTICLE TWELVE of the Corporation’s Articles of Incorporation is amended and restated, in its entirely, as follows:

ARTICLE TWELVE

 In addition to the requirements of any applicable statute, the affirmative vote of the holders (other than Related Persons (hereinafter defined) with whom the Business Combination (hereinafter defined) is proposed) of not less than a majority of the outstanding shares of Voting Stock (hereinafter defined) of the corporation not owned, directly or indirectly, by the Related Person or Related Persons with whom the Business Combination is proposed shall be required for the approval or authorization of any Business Combination; provided, however, that the requirement referred to above shall not be applicable if:

(1)          The Business Combination is solely between the corporation and another corporation, fifty percent (50%) or more of the Voting Stock of which is owned, directly or indirectly, by the corporation and none of the Voting Stock of which is owned, directly or indirectly, by a Related Person with whom the Business Combination is proposed; or

(2)          All of the following conditions have been met:

(a)          the Business Combination is a merger or consolidation, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of the corporation in the Business Combination is not less than the higher of (i) the highest price per share including brokerage commissions, soliciting dealers’ fees and dealer-manager compensation (with appropriate adjustments in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event) paid by the Related Person with whom the Business Combination is proposed in acquiring any of its holdings of the corporation’s common stock or (ii) the highest per share market price of the common stock of the corporation during the three-month period immediately preceding the date of the proxy statement described in (d) below;

(b)          the consideration to be received by such holders is either cash or, if the Related Person with whom the Business Combination is proposed shall have acquired the majority of its holdings of the corporation’s common stock for a form of consideration other than cash, in the same form of consideration as such Related Person acquired such majority;

 (c)          after the Related Person with whom the Business Combination is proposed has become a Related Person and prior to consummation of such Business Combination such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

 (d)          a proxy statement, responsive to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act rules or regulations), shall be mailed to all shareholders of record at least forty (40) days prior to the date of a meeting for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors (hereinafter defined), or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination from the point of view of the remaining shareholders of the corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the corporation upon receipt of such opinion).

For the purposes of this Article Twelve:

(i)          The term “Business Combination” shall mean

(a)          any merger or consolidation of the corporation or of a subsidiary with or into a Related Person,

(b)          any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part (hereinafter defined) of the assets either of the corporation (including, without limitations, any voting securities of a subsidiary) or of a subsidiary, to or with a Related Person,

(c)          any sale, lease, exchange, transfer or other disposition of assets, having a fair market value of $5,000,000 or more, of a Related Person to the corporation or a subsidiary of the corporation,

(d)          the issuance or transfer by the corporation or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the corporation or a subsidiary of the corporation to a Related Person,

 (e)          any reclassification of securities (including any reverse stock split) or recapitalization by the corporation, the effect of which would be to increase the voting power (whether or not currently exercisable)’ of the Related Person,

 (f)          the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of a Related Person,

 (g)          any series or combination of transactions having, directly or indirectly, the same effect as any of the foregoing, and

 (h)          any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

 (ii)          The term “Continuing Director” shall mean any member of the Board of Directors of the corporation who is not affiliated with a Related Person with whom a Business Combination is proposed and who was a member of the Board of Directors immediately prior to the time that the Related Person with whom a Business Combination is proposed became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person with whom a Business Combination is proposed and is recommended to succeed a Continuing Director by a majority of Continuing Directors then serving as members of the Board of Directors of the corporation.
(iii)          The term “Related Person” shall mean and include any individual, corporation (other than the corporation), partnership or other “person” or “group” (other than any employee benefit plan(s) sponsored by the corporation) of persons or entities (as such terms are used on April 20, 1987 in Rule 13d of the Exchange Act), and the “Affiliates” and “Associates” (as such terms are defined on April 20, 1987 in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or group of persons, which individually or together is the “Beneficial Owner” (as defined on April 20, 1987 in Rule 13d-3 and Rule 14d-1(b)(4) of the Exchange Act) in the aggregate of ten percent (10%) or more of the outstanding Voting Stock of the corporation; provided, however, that no shares of Voting Stock held by any employee benefit plan(s) sponsored by the corporation shall be included in determining whether a person or group owns ten percent (10%) of the outstanding Voting Stock (but such shares shall be included in determining the number of outstanding shares of Voting Stock of the corporation).

(iv)          The term “Substantial Part” shall mean more than 10% of the net asset value of the entity in question as of the end of the fiscal year ending prior to the time the determination is being made or, in the case of Voting Stock of a subsidiary of the corporation, 10% or more of the outstanding shares of such subsidiary’s Voting Stock.

(v)          Any person or group that has the right to acquire any shares of Voting Stock of the corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be deemed a Beneficial Owner for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is a Related Person.

(vi)          The term “Voting Stock” shall mean all outstanding shares of capital stock of the corporation or another corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to shares having such proportion to the number of shares entitled to vote.

The provisions set forth in this Article Twelve, may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders (other than Related Persons) of not less than a majority of the outstanding shares of Voting Stock of the corporation not owned, directly or indirectly, by any Related Person. The voting requirements contained in this Article Twelve shall be in addition to voting requirements imposed by law, other provisions of these

Articles of Incorporation or any designation of preferences in favor of certain classes or series of classes of shares of capital stock of the corporation.

Article VI

This certificate of amendment to the Articles of Incorporation has been approved in the manner required by the TBOC and by the governing documents of the Corporation.

IN WITNESS WHEREOF, the Corporation has, subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument, caused this Certificate of Amendment to the Articles of Incorporation to be signed by a duly authorized officer as of this ___ day of August, 2019.

CAPITAL SOUTHWEST CORPORATION

By: ________________________
Bowen S. Diehl
Chief Executive Officer

CAPITAL SOUTHWEST CORPORATION
ATTN: ALLY BENSON
5400 LBJ FREEWAY, SUITE 1300
DALLAS, TX 75240

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 30, 2019 for shares held directly and by 11:59 p.m. Eastern Time on July 28, 2019 for shares held in a brokerage account or bank. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 30, 2019 for shares held directly and by 11:59 p.m. Eastern Time on July 28, 2019 for shares held in a brokerage account or bank. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E81215-P22414

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITAL SOUTHWEST CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4, 5, 6, and 7.

	For All	Against All	For All Except
1. To elect six directors to serve until the 2020 Annual Meeting of Shareholders or until their respective successors are duly elected or qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christine S. Battist
02) David R. Brooks
03) Bowen S. Diehl
04) Jack D. Furst
05) T. Duane Morgan
06) William R. Thomas III

	For	Against	Abstain
2. To approve an amendment to Capital Southwest Corporation's Articles of Incorporation (the "Charter") to change from a super-majority to a simple majority voting requirement for amendments to the Charter.	☐	☐	☐
3. To approve an amendment to the Charter to change from a super-majority to a simple majority voting requirement for approval of sale or merger of the Company.	☐	☐	☐
4. To approve an amendment to the Charter to change from a super-majority to a simple majority voting requirement for removal of a director for "cause."	☐	☐	☐
5. To approve an amendment to the Charter to increase the number of authorized shares of common stock.	☐	☐	☐
6. To approve, on an advisory basis, the compensation of Capital Southwest Corporation's named executive officers.	☐	☐	☐
7. To ratify the appointment of RSM US LLP as Capital Southwest Corporation's independent registered public accounting firm for the fiscal year ending March 31, 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E81216-P22414

CAPITAL SOUTHWEST CORPORATION
Annual Meeting of Shareholders
July 31, 2019 9:00 AM
This proxy is solicited by the Board of Directors

The shareholders hereby appoint Michael S. Sarner and Amy Baker, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Capital Southwest Corporation, that the shareholders are entitled to cast at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on July 31, 2019, at the Hilton Dallas Lincoln Centre located at 5410 LBJ Freeway, Dallas, Texas 75240, and any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement, and the Company's Annual Report for the fiscal year ended March 31, 2019, and revokes any proxy heretofore given with respect to the Annual Meeting of Shareholders.

This proxy card, when properly executed, will be voted in the manner directed herein. If you validly sign and return this proxy card but give no instructions, the shares covered on this proxy card will be voted "FOR" each of the proposals in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side